Exhibit 10.32

LEASE

BY AND BETWEEN

MENLO PREPI I, LLC,

a Delaware limited liability company, and

TPI INVESTORS 9, LLC,

a California limited liability company, as LANDLORD

AND

ZAI LAB (US) LLC,

a Delaware limited liability company, as TENANT

Menlo Business Park

1440 O’Brien Drive, Suites A & C

Menlo Park, California 94025

August 14, 2019

TABLE OF CONTENTS

Page

1.	LEASE	1

2.	TERM	3

3.	MONTHLY BASE RENT	5

4.	ADDITIONAL RENT; OPERATING EXPENSES AND TAXES	6

5.	PAYMENT OF RENT	11

6.	SECURITY DEPOSIT/ LETTER OF CREDIT	12

7.	PERMITTED USE	13

8.	HAZARDOUS MATERIALS	13

9.	TAXES ON TENANT’S PROPERTY	16

10.	INSURANCE	16

11.	INDEMNIFICATION	18

12.	TENANT IMPROVEMENTS	19

13.	MAINTENANCE AND REPAIRS; ALTERATIONS; SURRENDER AND RESTORATION	20

14.	UTILITIES AND SERVICES	25

15.	LIENS	26

16.	ASSIGNMENT AND SUBLETTING	26

17.	NON-WAIVER	30

18.	HOLDING OVER	30

19.	DAMAGE OR DESTRUCTION	30

20.	EMINENT DOMAIN	32

21.	REMEDIES	32

22.	TENANT’S PERSONAL PROPERTY	34

23.	NOTICES	35

24.	ESTOPPEL CERTIFICATE	35

25.	SIGNAGE	35

26.	REAL ESTATE BROKERS	36

27.	PARKING	36

28.	SUBORDINATION; ATTORNMENT	36

29.	NO TERMINATION RIGHT	37

30.	LANDLORD’S ENTRY	37

31.	ATTORNEYS’ FEES	37

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32.	QUIET ENJOYMENT	37

33.	FINANCIAL INFORMATION	37

34.	SDN LIST	37

35.	SUSTAINABLE PRACTICES FOR THE BUILDING	38

36.	TENANT AMENITIES	38

37.	EMERGENCY GENERATOR	39

38.	GENERAL PROVISIONS	39

39.	AMENDMENTS	41

40.	COUNTERPARTS: ELECTRONIC SIGNATURES	42

ii

LEASE

Menlo Business Park

1440 O’Brien Drive, Suites A & C

Menlo Park, California 94025

THIS LEASE, referred to herein as this “Lease,” is made and entered into as of August 14, 2019, by and between MENLO PREPI I, LLC, a Delaware limited liability company, and TPI INVESTORS 9, LLC, a California limited liability company, hereafter collectively referred to as “Landlord,” and ZAI LAB (US) LLC, a Delaware limited liability company, hereafter referred to as “Tenant.”

RECITALS

A. Landlord is the owner of the real property located in Menlo Business Park, Menlo Park, California, commonly referred to as 1430 and 1440 O’Brien Drive, more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, together with all easements and appurtenances thereto (collectively, the “Land”) and the existing buildings thereon, containing approximately 83,029 rentable square feet and all other improvements located thereon (collectively, the “Improvements”). The Land and Improvements are referred to herein collectively as the “Property.” The Menlo Business Park Master Plan is attached hereto as Exhibit “B” and incorporated by reference herein, and identifies the properties that comprise the Menlo Business Park. The buildings at 1430 and 1440 O’Brien Drive are referred to, together, herein as the “Building.” The floor plan of the Building is attached hereto as Exhibit “C” and incorporated by reference herein.

B. Landlord and Tenant wish to enter into this Lease of the Premises defined in Paragraph 1 upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	Lease.

(a) Beginning on the Commencement Date (as defined in Paragraph 2(a)), Landlord hereby leases to Tenant, and Tenant leases from Landlord, at the rental rate and upon the terms and conditions set forth herein, the portions of the Building commonly referred to as Suite A on the first floor and Suite C on the second floor of 1440 O’Brien Drive, Menlo Park, California, together with Tenant’s non-exclusive right to use the common areas within the Building and the other Improvements on the Property intended for use in common by the tenants of the Building (the “Common Area”), and consisting of approximately Eighteen Thousand Seven Hundred Seven (18,707) rentable square feet, as shown on the floor plan of the Building attached hereto as Exhibit “C” (the “Premises”), together with the right to use Tenant’s share of the on-site parking spaces pursuant to Paragraph 27 hereof. Tenant’s Pro Rata Share of the Building shall mean 22.53% (18,707/83,029).

(b) Except hereinafter provided, Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in good order and condition; provided, however, such exclusive right shall not materially adversely affect Tenant’s access to the Premises nor shall it operate to materially adversely affect Tenant’s benefit and enjoyment of the Premises for Tenant’s Permitted Use. Notwithstanding anything to the contrary herein, Landlord grants Tenant, its employees, invitees, licensees, and other visitors a non-exclusive license to use the Common Area for the Term hereof (as may be extended). Tenant acknowledges that, without advance notice to Tenant, and without any liability to Tenant in any respect so long as Tenant’s access to nor its Permitted Use is not materially adversely affected, Landlord shall have the right to:

(i) Close off any of the Common Area to whatever extent required, in the opinion of Landlord, to prevent a dedication of any of the Common Area or the accrual of any rights by any person or the public to the Common Area, provided such closure does not materially deprive Tenant of the benefit and enjoyment of the Premises for its Permitted Use;

(ii) Temporarily close any of the Common Area for maintenance, alteration or improvement purposes;

(iii) Select, appoint or contract with any person for the purpose of operating and maintaining the Common Area, on such terms and conditions as Landlord deems reasonable;

(iv) Change the size, use, shape or nature of any such Common Area, provided such change does not materially adversely affect Tenant’s benefit and enjoyment of the Premises, and access to the Premises is not materially adversely affected. So long as Tenant’s benefit and enjoyment of the Premises is not materially adversely affected or access to the Premises is not materially adversely affected, Landlord will also have the right at any time to change the arrangement or location, or both, or to regulate or eliminate the use of any concourse, or any elevator, stairs, toilet or other public conveniences in the Building and/or Property, without incurring any liability to Tenant or entitling Tenant to any abatement of Rent;

(v) Expand the existing Building and/or any other buildings within the Property to cover a portion of the Common Area, convert the Common Area to a portion of the Building or other buildings within the Property, or convert any portion of the Building (excluding the Premises) or any other buildings within the Property to Common Area, Tenant’s proportionate share shall not increase (except to a de minimis extent). Upon erection of any buildings or expansion of the Building, or change in Common Area, the portion of the Building or other buildings upon which such structures have been erected will no longer be deemed to be a part of the Common Area; and

(vi) In addition to the other rights of Landlord under this Lease, Landlord reserves to itself and its respective successors and assigns the right to: (i) change the street address and/or name of the Building and/or Property; (ii) erect, use and maintain pipes and conduits in and through the Premises; provided that such pipes and conduits shall not be visible from the interior of the Premises and in no event shall the usable area of the Premises be diminished by other than a de minimis amount nor shall Tenant’s use and enjoyment of the Premises be materially adversely affected; (iii) grant to anyone the exclusive right to conduct any particular business or undertaking in the Property provided that Tenant shall not be bound thereby; (iv) grant to anyone the exclusive use of portions of any storage areas to tenants; (v) control the use of the roof and exterior walls of the Building and/or other buildings in the Property; (vi) change the boundary lines of the lot on which the Building stands and/or Property is located and to make other reasonable changes therein and grant other rights thereto, including, without limitation, the granting of easements, servitudes, rights of way and rights of ingress and egress and similar rights to users of adjacent parcels, utility companies, governmental agencies or other tenants so long as Tenant’s access to the Property and Building is not materially changed; and (vii) make alterations, repairs or replacements within other premises within the Building or Property. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction or disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Premises.

(vii) Notwithstanding the foregoing or anything to the contrary herein, in the event that Landlord reduces the square footage of the Common Area, this Lease shall be amended to reflect such reduced square footage, and Tenant’s pro rata share of the operating expenses of Menlo Business Park shall be adjusted accordingly.

2.	Term.

(a) The term of this Lease (the “Term”) shall commence on the earlier of: (i) the date that Landlord delivers the Premises to Tenant with the Tenant Improvements Substantially Completed (as defined in the Work Letter attached hereto as Exhibit “G”), and (ii) the date such work would have been Substantially Completed but for the occurrence of Tenant Delays (as defined in the Work Letter) (the “Commencement Date”). Landlord shall permit Tenant to have access to the Premises during normal business hours fourteen (14) days prior to Substantial Completion of the Tenant Improvements for the purpose of installing Tenant’s wiring and cabling; provided that such access shall not interfere with Landlord’s Substantial Completion of the Landlord’s Work and Tenant Improvements (as defined in the “Work Letter”). If Tenant’s early access interferes with Landlord’s Substantial Completion of the Landlord’s Work or Tenant Improvements, Landlord may, in its reasonable discretion, terminate Tenant’s early access by twenty-four (24) hours’ written notice to Tenant; provided, however, Landlord and Tenant shall reasonably cooperate to minimize interference with each party’s activities and ensure compliance with all rules, ordinances and regulations of the City of Menlo Park concerning such early access period. Such early access shall be at no cost (neither Base Rent nor Operating Expenses), but shall be at Tenant’s sole risk and subject to all the other provisions of this Lease, including without limitation prior delivery to Landlord of insurance certificates evidencing that Tenant has obtained the insurance required pursuant to this Lease. Tenant shall not install any furniture, fixtures or equipment in the Premises or conduct its business in the Premises at any time during this early access period. In addition to the foregoing, Landlord shall have the right to impose such reasonable additional conditions on Tenant’s early access as Landlord shall deem appropriate. The Commencement Date shall be confirmed in writing by Landlord and Tenant by the execution and delivery of the Commencement Memorandum in the form attached hereto as Exhibit “D”.

(b) The Term of this Lease shall expire, unless sooner terminated in accordance with the provisions hereof or as permitted by law, on the last day of the Seventy-Second (72nd) full calendar month after the Commencement Date (“Expiration Date”) unless extended in accordance with Paragraph 2(c) below.

(c) Extension Option. Tenant shall have one (1) option to extend the Term of this Lease (“Extension Option”) for an additional period of sixty (60) months (“Extended Term”) by giving Landlord written notice of such election (“Option Exercise Notice”) not earlier than twelve (12) months nor later than nine (9) months prior to the Expiration Date. If Tenant does not timely deliver the Option Exercise Notice, Tenant’s right to exercise the Extension Option shall terminate. Tenant shall have no right to exercise the Extension Option notwithstanding any provision in the grant to the contrary if Tenant does not occupy at least fifty percent (50%) of the Premises or is in default of this Lease after any applicable notice and cure period. The Extension Option is personal to the originally-named tenant or a Permitted Transferee and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity or exercised for the occupancy of any other person or entity. The Extended Term shall be on the same terms and conditions as contained in this Lease except that (i) there shall be no further right to extend the Lease beyond the Extended Term, (ii) there shall be no obligation to pre-pay monthly base rent, initial rent concessions or abatements or obligation of Landlord to construct tenant improvements or pay a tenant improvement allowance, and (iii) Monthly Base Rent during the Extended Term shall equal the Fair Market Rental Rate determined in accordance with this Paragraph.

As used herein, the term “Fair Market Rental Rate” means the rental rate that Landlord could obtain during the Extended Term from a third party desiring to lease the Premises, based upon the Permitted Use, as determined by rents then being obtained for renewal leases of space comparable in age, build-out and quality to the Premises in the locality of the Premises, taking into account any initial rent concessions, abatements and/or tenant improvement allowances then being obtained for comparable space for renewal leases in the locality of the Premises.

If Tenant delivers the Option Exercise Notice, Landlord shall, within thirty (30) days of receipt thereof, send Tenant a written notice setting forth the Fair Market Rental Rate for the Extended Term. If Tenant disputes Landlord’s determination, Tenant shall, within thirty (30) days of Landlord’s notice setting forth Landlord’s determination of the Fair Market Rental Rate, send to Landlord a notice stating that Tenant disagrees with Landlord’s determination and elects to resolve the disagreement as set forth herein. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord’s determination of Fair Market Rental Rate shall be the Monthly Base Rent payable by Tenant during the Extended Term. If Tenant elects to resolve the disagreement as provided below and such procedures are not concluded prior to the commencement date of the Extended Term, Tenant shall pay to Landlord as Monthly Base Rent the Fair Market Rental Rate set forth in Landlord’s notice. If the Fair Market Rental Rate as finally determined pursuant to the provisions set forth below is greater than Landlord’s determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental Rate as so determined within thirty (30) days after said determination. If the Fair Market Rental Rate as finally determined is less than Landlord’s determination, the difference between the amount paid by Tenant and the Fair Market Rental Rate as so determined shall be credited against the next installments of Monthly Base Rent due from Tenant to Landlord hereunder.

Any disagreement regarding the Fair Market Rental Rate shall be resolved as follows:

(i) If within thirty (30) days of Tenant’s notice of disagreement with Landlord’s determination of Fair Market Rental, Landlord and Tenant cannot reach agreement as to Fair Market Rental, Landlord and Tenant shall each select one appraiser to determine the Fair Market Rental Rate. Each such appraiser shall arrive at a determination of the Fair Market Rental Rate and submit their conclusions to Landlord and Tenant within sixty (60) days of Tenant’s notice of disagreement of Landlord’s determination of the Fair Market Rental Rate.

(ii) If only one appraisal is submitted within the requisite time period, it shall be deemed as the Fair Market Rental Rate. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as the Fair Market Rental Rate. If the two appraisals differ by more than ten percent (10%), the appraisers shall immediately select a third appraiser who shall, within fifteen (15) days after his/her selection, determine which of the two appraisals most closely represents the Fair Market Rental Rate.

(iii) All appraisers specified pursuant to this Paragraph shall be either members of the American Institute of Real Estate Appraisers or a licensed California Real Estate Broker with not less than ten (10) years’ experience appraising office properties in the immediate geographic area of the Building. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser. The “immediate geographic area of the Building” shall mean the cities of Palo Alto and Menlo Park.

3.	Monthly Base Rent.

(a) Commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the end of the Term, Tenant shall pay to Landlord in monthly installments in advance the Monthly Base Rent for the Premises in lawful money of the United States as follows:

Months	Square Feet	$/SF/Mo./NNN	Monthly Base Rent
1	18,707	$0	$0
2-12	18,707	$5.40	$101,017.80
13-24	18,707	$5.59	$104,553.42
25-36	18,707	$5.79	$108,212.79
37-48	18,707	$5.99	$112,000.24
49-60	18,707	$6.20	$115,920.25
61-72	18,707	$6.41	$119,977.46

Upon the execution and delivery of this Lease by Tenant, Tenant shall pay to Landlord the cash sum of One Hundred One Thousand Seventeen and 80/100 Dollars ($101,017.80) representing the installment of Monthly Base Rent due for the second month following the Commencement Date. Tenant shall also pay to Landlord upon execution and delivery of this Lease, the amount of Thirty-Four Thousand Eight Hundred Seventy-One Dollars ($34,871.00), which amount shall be applied to the Additional Rent (as hereinafter defined) for the first calendar month of the Term. Tenant shall also pay to Landlord upon the execution and delivery of this Lease the additional amount Six Hundred Six Thousand One Hundred Six and 80/100 Dollars ($606,106.80) representing the Security Deposit (as defined in Paragraph 6 below).

4.	Additional Rent; Operating Expenses and Taxes.

(a) In addition to the Monthly Base Rent payable by Tenant pursuant to Paragraph 3, commencing on the Commencement Date Tenant shall pay to Landlord, as “Additional Rent,” (1) Tenant’s Pro Rata Share of the Operating Expenses of the Property, (2) Tenant’s pro rata share of the operating expenses for the Menlo Business Park of which the Property is a part (the “Park Expenses”), and (3) Tenant’s Pro Rata Share of the Taxes (as defined in Paragraph 4(c) below). Tenant’s pro rata share of the operating expenses of Menlo Business Park is 1.68% based upon the ratio of the number of square feet of the Land allocable to the Property to the total number of square feet of land in Menlo Business Park, as shown on Exhibit “B.” The Park Expenses, of which the Property is a part, currently include, but is not limited to, maintenance of the Common Area of Menlo Business Park, parking lot lighting (cost of electricity and maintenance of the fixtures), costs associated with the Shared Amenities (as defined under Paragraph 36 below), maintenance of the network conduit, all landscape maintenance and irrigation of Menlo Business Park, Landlord’s insurance coverages of Menlo Business Park, and security patrol. The Park Expenses may include other commercially reasonable and customary items from time to time during the Term of this Lease (as may be extended). Monthly Base Rent and Additional Rent are referred to herein collectively as “rent” or “Rent”

(b) “Operating Expenses,” as used herein, shall include all commercially reasonable and customary direct costs actually incurred by Landlord in the ownership, management, operation, administration (including concierge services) maintenance, repair and replacement of the Property, including the cost of all maintenance, repairs, and restoration of the Property performed by Landlord pursuant to Paragraphs 13(b) and 13(c) hereof, as determined by generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:

Personal property taxes related to the Premises; any parking taxes or parking levies imposed on the Premises in the future by any governmental agency; a management fee charged for the management and operation of Menlo Business Park, in an amount equal to four percent (4%) of the total gross income received by Landlord from the Tenant (including Monthly Base Rent and Additional Rent), and not just Tenant’s Pro Rata Share of this fee; water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Landlord pursuant to Paragraph 10(e) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security; maintenance, repair, and replacement of the roof membrane; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; janitorial service; landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; exterior Building lighting and parking lot lighting; supplies, materials, equipment and tools in the maintenance of the Property; costs for accounting services incurred in the calculation of Operating Expenses and Taxes; and the cost of any other capital expenditures for any (a) new improvements or changes to the Building which are required by (i) laws, ordinances, or other governmental regulations adopted after the Commencement Date, or (ii) for any items or capital expenditures voluntarily made by Landlord which are intended to reduce Operating Expenses (including, without limitation, utility costs) or (iii) for life/safety reasons; (b) capital repairs; and (c) capital replacements. Notwithstanding the foregoing, except for capital expenses required because of Tenant’s specific use of the Property, if Landlord is required to or voluntarily incurs any capital expenses, Landlord shall amortize such expenses over the useful life of the capital repairs, replacements or improvements calculated in accordance with generally accepted accounting principles (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Landlord’s bank line of credit at the time of completion of said repairs, replacements or improvements, but in no event in excess of ten percent (10%) per annum) as an Operating Expense in accordance with generally accepted accounting principles, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the actual savings in Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein but which is not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Property.

(c) Real property taxes and assessments upon the Property, during each lease year or partial lease year during the Term of this Lease (as may be extended) are referred to herein as “Taxes.”

As used herein, Taxes shall mean:

(1) all real estate taxes, assessments, charges and any other taxes which are levied or assessed against the Property including the Land, the Building, and all improvements located thereon, including any increase in Taxes resulting from a reassessment following any transfer of ownership of the Property or any interest therein or following any improvements to the Property, or improvements to Menlo Business Park which are for the benefit of all occupants of Menlo Business Park; and

(2) all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, or benefits which are assessed, levied, confirmed, imposed, or become a lien (1) upon the Property, and/or any legal or equitable interest of Landlord in any part thereof; or (2) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Property; and (3) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of “Taxes” or any tax the nature of which was previously included in the definition “Taxes.”

Not included within the definition of “Taxes” are any net income, profits, transfer, franchise, estate, gift, rental income, or inheritance taxes imposed by any governmental authority. “Taxes” also shall not include penalties or interest charges assessed on delinquent Taxes so long as Tenant is not in default in the payment of Monthly Base Rent or Additional Rent.

With respect to any assessments which may be levied against or upon the Property, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Property.

(d) The following costs (“Costs”) shall be excluded from the definition of Operating Expenses:

(1) Costs occasioned by the act, omission or violation of law by Landlord, any other occupant of Menlo Business Park, or their respective agents, employees or contractors;

(2) Costs for which Landlord receives reimbursement from others, including reimbursement from insurance;

(3) Costs incurred in the provision of gas, steam, electric or other utilities charged directly to and reimbursed directly by individual tenants (including Tenant) and costs of other services charged directly to tenants (including Tenant);

(4) Interest, charges and fees incurred on debt or payments on any deed of trust or ground lease on the Property, or Menlo Business Park;

(5) Advertising or promotional costs or other costs incurred by Landlord in procuring tenants for the Property or other portions of Menlo Business Park;

(6) Costs incurred in repairing, maintaining or replacing any structural elements of the Building for which Landlord is responsible pursuant to Paragraph 13(a) hereof;

(7) Costs incurred in connection with making any additions to the Building, the Property or the Menlo Business Park, or adding buildings or other structures adjoining the Building (which increase the square footage of the Building), connecting the Building to the other structures adjoining or adjacent to the Building, or otherwise within the Menlo Business Park; provided, however, such exclusion shall not apply to any costs incurred in connection with making any additions to any Common Area or other portions of the Building, Property or the Menlo Business Park enjoyed by Tenant;

(8) Repair costs resulting from the negligence of Landlord or its agents, employees or contractors;

(9) Any wages, bonuses or other compensation of employees above the grade of building manager and any executive salary of any officer or employee of Landlord or for employees to the extent not stationed at Menlo Business Park, including fringe benefits other than insurance plans and tax-qualified benefit plans, or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Property in excess of the management fee referred to in Paragraph 4(b) of this Lease;

(10) General office overhead and general and administrative expenses of Landlord, except as specifically provided in Paragraph 4;

(11) Costs of any political or charitable donations;

(12) Leasing expenses and broker commissions payable by Landlord;

(13) Costs occasioned by casualties or by the exercise of the power of eminent domain;

(14) Costs to correct any construction defect in the Building or the Premises existing on the Commencement Date;

(15) Costs of any renovation, improvement, painting or redecorating of any portion of the Property or the Menlo Business Park not made available for Tenant’s use;

(16) Costs incurred in connection with negotiations or disputes with any other occupant of the Menlo Business Park and Costs arising from the violation by Landlord or any other occupant of the Menlo Business Park of the terms and conditions of any lease or other agreement;

(17) Costs incurred in connection with the presence of any Hazardous Materials on the Property or on other property in Menlo Business Park that were not caused by or the result of a release by Tenant or its employees, agents, contractors, invitees, sublessees, successors or assigns; and

(18) Expense reserves; and

(19) Capital costs, except to the extent permitted in Paragraph 4(b) above.

Landlord shall at all times use its best efforts to operate the Property in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable premises in the market area in which the Property is located.

(e) Prior to the execution of this Lease, Landlord has delivered to Tenant Landlord’s estimate of 2019 Operating Expenses, Taxes and Park Expenses. Throughout the Term of this Lease (as may be extended), as close as reasonably possible after the end of each calendar year thereafter but no later than April 1 of the following year, Landlord shall notify Tenant of the Operating Expenses, Taxes and Park Expenses estimated by Landlord for each following calendar year. Concurrently with such notice, Landlord shall provide a reasonably detailed description of such Operating Expenses, Taxes and Park Expenses. Commencing on the Commencement Date, and on the first (1st) day of each calendar month thereafter, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of the estimated Operating Expenses, Taxes and Park Expenses; provided, that the pre-paid Additional Rent (see Paragraph 4) shall be credited toward the payment due on the Commencement Date, and if the Commencement Date falls on any date other than the first day of a calendar month, then the pre-paid Additional Rent shall be credited to the partial first calendar month of the term and partially to the following month’s Additional Rent payment. If at any time during any such calendar year, it appears to Landlord that the Operating Expenses, Taxes or Park Expenses for such year will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, revise Landlord’s estimate for such year and the Additional Rent payments by Tenant for such year shall thereafter be based upon such revised estimate. Landlord shall furnish to Tenant with such revised estimate written verification showing that the actual Operating Expenses, Taxes or Park Expenses are greater than or equal to Landlord’s estimate. The increase in the monthly installments of Additional Rent resulting from Landlord’s revised estimate shall not be retroactive, but the Additional Rent for each calendar year shall be subject to adjustment between Landlord and Tenant after the close of the calendar year, as provided below.

Within approximately ninety (90) days after the expiration of each calendar year of the Term (as may be extended), Landlord shall furnish Tenant a statement certified by a responsible employee or agent of Landlord (the “Operating Statement”) with respect to such year, prepared by an employee or agent of Landlord, showing the actual Operating Expenses, Taxes and Park Expenses for such year broken down by component expenses, and the total payments made by Tenant for such year on the basis of any previous estimate of such Operating Expenses, Taxes and Park Expenses, all in sufficient detail for verification by Tenant. Unless Tenant raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes and/or Park Expenses. Upon giving Landlord five (5) days advance written notice, Tenant or its accountants shall have the right to inspect and audit Landlord’s books and records with respect to the Operating Statement in an office of Landlord, or Landlord’s agent, during normal business hours, once each Lease Year to verify actual Operating Expenses and/or Taxes and/or Park Expenses. Should Tenant retain any accountant or accounting firm to audit or inspect Landlord’s books and records pursuant to this Paragraph 4(e), such accountant or accounting firm shall be one of national standing and retained on an hourly rate basis or based upon a fixed fee and shall not be paid on a contingency basis. Landlord’s books and records shall be kept in accord with generally accepted accounting principles. If Tenant’s audit of the Operating Expenses and/or Taxes and/or Park Expenses for any year reveals a net overcharge of more than five percent (5%), Landlord shall promptly reimburse Tenant for the cost of the audit; otherwise, Tenant shall bear the cost of Tenant’s audit. If Tenant reasonably objects to Landlord’s Operating Statement, Tenant shall nonetheless continue to pay on a monthly basis the Operating Expenses, Taxes and Park Expenses based upon the Landlord’s most current estimate until such dispute is resolved.

If Tenant’s Pro Rata Share of the Operating Expenses and Taxes and Tenant’s pro rata share of Park Expenses for any year as finally determined exceed the total payments made by Tenant for such year based on Landlord’s estimates, Tenant shall pay to Landlord the deficiency, within thirty (30) days after the receipt of Landlord’s Operating Statement. If the total payments made by Tenant based on Landlord’s estimate of the Operating Expenses and/or Taxes and/or Park Expenses exceed the Tenant’s Pro Rata Share of Operating Expenses and/or Taxes and/or Tenant’s pro rata share of Park Expenses, Tenant’s extra payment, plus the cost of an audit which is the responsibility of Landlord as set forth herein, if any, shall be credited against payments of Monthly Base Rent and Additional Rent next due hereunder or returned within thirty (30) days if the Term (as may be extended) has expired or this Lease has been terminated.

Notwithstanding the expiration or termination of this Lease, within thirty (30) days after Tenant’s receipt of Landlord’s Operating Statement or the completion of Tenant’s audit regarding the Operating Expenses and/or Taxes and/or Park Expenses for the calendar year in which this Lease terminates, Tenant shall pay to Landlord or shall receive from Landlord, as the case may be, an amount equal to the difference between the Operating Expenses and/or Taxes and/or Park Expenses for such year, as finally determined, and the amount previously paid by Tenant on account thereof (prorated to the expiration date or the termination date of this Lease).

5.	Payment of Rent.

(a) All rent shall be due and payable in lawful money of the United States of America at the address of Landlord provided herein and otherwise in accordance with Paragraph 23, “Notices,” without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first day of each month. Additional Rent shall be payable monthly, in advance, on the first day of each month for the entire Premises for the entire Term of this Lease (as may be extended). Tenant’s obligation to pay rent for any partial month at the commencement of the Term (as may be extended), for any partial month immediately prior to a rental adjustment date (if the rental adjustment date is other than the first day of the calendar month), and for any partial month at the expiration or termination of the Term (as may be extended) shall be based upon the number of days in such month.

(b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Tenant is not received by Landlord within five (5) days after the same is due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount Any amount not paid within ten (10) days after Tenant’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest as published in the “Wall Street Journal” plus two percent (2%) or (2) the maximum rate allowed by law (the “Interest Rate”), in addition to the late payment charge.

Initials:	Landlord /s/ RK	Tenant /s/ TF

6. Security Deposit/ Letter of Credit. Tenant shall deposit with Landlord upon execution hereof the sum of One Hundred Thirty-Five Thousand Eight Hundred Eighty-Eight and 80/100 Dollars ($135,888.80) (the “Security Deposit”), as security for Tenant’s faithful performance of Tenant’s obligations under this Lease, If Tenant fails to pay Monthly Base Rent or Additional Rent or charges due hereunder within applicable notice and cure periods, or otherwise defaults under this Lease (as defined in Paragraph 21), Landlord may use, apply or retain all or any portion of said Security Deposit to the extent reasonably necessary to cure the default, for the payment of any amount due Landlord, and to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written request therefor deposit with Landlord the amount sufficient to restore the Security Deposit to the original amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, rent or any portion thereof. Tenant waives (i) California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now has, or in the future will have, relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the Security Deposit may be retained and applied by Landlord (a) to offset rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease. If Tenant fully and faithfully performs all of its obligations under this Lease, Landlord shall return the unused portion of the Security Deposit within thirty (30) days following the expiration or earlier termination of this Lease and receipt of written closure reports from the San Mateo County Health Department and the Menlo Park Fire Protection District that provide written certification that all Hazardous Materials have been removed from the Premises and that no further action is required in connection with the closure of the Premises as and to the extent required by Section 13(h) of this Lease.

Tenant shall deliver to Landlord, within thirty (30) days following execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount of Four Hundred Seventy Thousand Two Hundred Eighteen Dollars ($470,218.00) (the “L-C Amount”), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Silicon Valley and/or San Francisco office which will negotiate the L-C, and whose deposits are insured by the FDIC) acceptable to Landlord in its sole but reasonable discretion, and which L-C shall be in form and content as set forth on Exhibit “H” attached hereto, or otherwise reasonably acceptable to Landlord. Tenant may, at its option, deposit with Landlord the amount of Four Hundred Seventy Thousand Two Hundred Eighteen Dollars ($470,218.00) in cash in lieu of the L-C within thirty (30) days following execution of this Lease. Landlord hereby approves Silicon Valley Bank as the issuing bank for the L-C. Tenant shall pay all expenses, points and/or fees incurred by Tenant in and maintaining the L-C. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease term (including renewals). The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease (following the expiration of all applicable cure periods without cure), including, but not limited to, the provisions relating to the payment of rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the “L-C Security Deposit”). If any portion of the L-C is drawn upon, Tenant shall, within three (3) business days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L- C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is so used or applied, Tenant shall, within three (3) business days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C, provided that Landlord delivers commercially reasonable written evidence of such transfer to Tenant. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee.

7. Permitted Use. Tenant may only use and occupy the Premises for general office, laboratory research and development, manufacturing, animal research on laboratory mice, rats and hamsters only, and related uses which are permitted by applicable zoning ordinances and the covenants, conditions, and restrictions for Menlo Business Park and which are approved by Landlord in writing, (the “Permitted Use”), and for no other use or purpose without Landlord’s prior written consent; provided, that the use of the Premises for the manufacture of integrated circuits is expressly prohibited. Tenant shall be responsible, at Tenant’s sole cost and expense, to provide all permits required by the City of Menlo Park and County of San Mateo in connection with such animal research. The use of any laboratory animals other than laboratory mice, rats or hamsters in the Premises is subject to the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion. Any use of the Premises by Tenant or by any sublessee or assignee approved by Landlord pursuant to Paragraph 16 shall comply with the provisions of this Paragraph 7.

8.	Hazardous Materials.

(a) The term “Hazardous Materials” as used in this Lease shall include any substance defined or regulated as radioactive, flammable, toxic, a biohazard, medical waste, “hazardous material”, “extremely hazardous material”, “hazardous waste”, “hazardous substance,” “toxic substance,” “industrial process waste,” or “special waste” in any Environmental Laws as hereafter defined. Hazardous Materials shall include, but not be limited to, petroleum, gasoline, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, and/or crude oil or any products, by-products or fractions thereof.

(b) Except as otherwise specifically provided herein, Tenant shall not engage in any activity in or on the Premises or the Property which constitutes a Reportable Use of Hazardous Materials without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all Environmental Laws. ^Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Materials that require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises or the Property of Hazardous Materials with respect to which any Environmental Law requires that a notice be given to persons entering or occupying the Premises, or the Property, or neighboring properties. Notwithstanding the foregoing, Tenant may use the Hazardous Materials on the Premises that are listed on Exhibit “E” attached hereto and incorporated by reference herein, and any ordinary and customary office supplies, cleaning materials, and other materials reasonably required to be used in the normal course of Tenant’s agreed use of the Premises, so long as such use is in compliance with all Environmental Laws, and does not expose the Premises, or the Property, or neighboring property to any unusual or atypical risk of contamination or damage or expose Landlord to any liability therefor. If Tenant’s use of Hazardous Materials changes during the Term of this Lease (as may be extended), Tenant shall complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (“HazMat Certificate”), a copy of which is attached as Exhibit “F”, attached hereto and incorporated by reference herein, describing Tenant’s present use of the Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit “F.” In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and the Property, and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of any protective modifications installed by Tenant (such as concrete encasements). Landlord hereby covenants and agrees that any and all information provided to Landlord on Exhibit “E” or otherwise under this Paragraph 8(b) shall be kept strictly confidential and is not to be disclosed to any person without the prior written consent of Tenant, other than as required by law or at the request or order of any statutory, regulatory or supervisory authority with whom Landlord regularly complies, or as may be necessary for Landlord to enforce its rights and remedies under this Lease.

(c) “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§6901 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§9601 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the Environmental Protection Agency, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.

(d) If Tenant knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises or the Property that constitutes a Reportable Use, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord and provide Landlord with a copy of any report, notice, claim or other documentation which it has, concerning the presence of such Hazardous Materials.

(e) Tenant and Tenant’s agents, employees, and contractors shall not cause any Hazardous Materials to be discharged or released into the Building or into the plumbing or sewage system of the Building or into or onto the Land underlying or adjacent to the Building in violation of any Environmental Laws. Tenant shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination in violation of Environmental Laws or the terms of this Lease caused by Tenant or caused by any of Tenant’s employees, agents, or contractors, and for the maintenance, security and/or monitoring of the Premises, the Property, or neighboring properties if such contamination is caused by a release or emission of any Hazardous Materials by Tenant or by any of Tenant’s employees, agents, or contractors.

(f) Tenant shall indemnify, defend and hold Landlord and its agents, employees, and lenders and the Premises and the Property harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term of this Lease (as may be extended) out of or involving any Hazardous Materials brought on to the Premises, the Property, or Menlo Business Park by or for Tenant or by anyone under Tenant’s control in violation of Environmental Laws or the terms of this Lease. Tenant’s obligations under this Paragraph 8(f) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, as required by Environmental Laws, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Materials, unless specifically so agreed by Landlord in writing at the time of such agreement.

(g) Landlord shall indemnify, defend and hold Tenant and its agents, employees, and contractors harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising prior during or after the Term of this Lease out of or involving any Hazardous Materials existing on, in or under the Premises, the Property, or Menlo Business Park as of the Commencement Date, or brought on to the Premises, the Property, or Menlo Business Park by or for Landlord or by anyone under Landlord’s control, in violation of Environmental Laws. Landlord’s obligations under this Paragraph 8(g) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, as required by Environmental Laws, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Landlord from its obligations under this Lease with respect to Hazardous Materials, unless specifically so agreed by Tenant in writing at the time of such agreement.

(h) The terms of this Paragraph 8 shall survive the expiration or earlier termination of this Lease.

9. Taxes on Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the Term and any extension thereof upon Tenant’s equipment, fixtures, furniture, and personal property installed or located on the Premises.

10.	Insurance.

(a) Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term of this Lease and any extension thereof, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages:

(i) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(ii) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss—special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(iii) Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent Tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

(iv) Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(v) Such other insurance as Landlord deems necessary and prudent or required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

(b) Insurance Policies: The policies required to be maintained by Tenant shall be with companies rated A-X or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

(c) Additional Insureds and Coverage: Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, and any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park shall be named as additional insureds under all of the policies required in Section 10(a) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit “A” hereto) or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord’s insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant’s insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

(d) Failure of Tenant to Purchase and Maintain Insurance: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Enforcement Expenses and damages which Landlord may sustain by reason of Tenant’s failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

(e) Landlord’s Insurance: Landlord shall obtain and carry in Landlord’s name, as insured, as an Operating Expense of the Property to the extent provided in Paragraph 4, during the Term (including any renewals or extensions), “all risk” property insurance coverage (with rental loss insurance coverage for a period of one (1) year), flood insurance, public liability and property damage insurance, and insurance against such other risks or casualties as Landlord shall reasonably determine, including, but not limited to, insurance coverages required of Landlord by the beneficiary of any deed of trust which encumbers the Premises, including earthquake insurance coverage insuring Landlord’s interest in the Premises (including any other leasehold improvements to the Premises constructed by Landlord or by Tenant with Landlord’s prior written approval) in an amount not less than the full replacement cost of the Building. The proceeds of any such insurance shall be payable solely to Landlord and Tenant shall have no right or interest therein. Landlord shall have no obligation to insure against loss by Tenant to Tenant’s equipment, fixtures, furniture, inventory, or other personal property of Tenant in or about the Premises occurring from any cause whatsoever.

(f) Waiver of Subrogation: Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, trustees, beneficiaries, assignees, subtenants, invitees, successors, agents, contractors and property managers, from any claims for damage to any person or to the Premises or the Property and to the fixtures, personal property, leasehold improvements and alterations of either Landlord or Tenant in or on the Premises or the Property, to the extent that are caused by or result from risks required by this Lease to be insured against (or actually insured against) under any property insurance policies carried by the parties and such policy is in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant or their respective authorized representatives, employees, officers, directors, shareholders, managers, members, trustees, beneficiaries, assignees, subtenants, invitees, successors, agents, contractors and property managers. Subject to the foregoing, this release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party, its managers, members, employees, agents, contractors, property managers or invitees. Tenant covenants that the insurance policies required to be maintained by Tenant under this Lease will contain waiver of subrogation endorsements.

11. Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arise from (1) any activity, work, or thing done or permitted by Tenant in or about the Premises, the Property or the Park, (2) bodily injury or damage to property which arises in or about the Property to the extent the injury or damage to property results from the acts or omissions of Tenant, its employees, agents or contractors, or (3) based on any event of default by Tenant in the performance of any obligation on Tenant’s part to be performed under this Lease. Tenant also waives all claims against Landlord and its employees, agents and contractors for damages to property, or to goods, wares, and merchandise stored in, upon, or about the Premises or the Property, and for injuries to persons in, upon, or about the Premises or the Property from any cause arising at any time, except to the extent covered by an express indemnity provision of this Lease or caused by the active negligence or willful misconduct of Landlord or its employees, agents or contractors.

(a) Landlord shall indemnify, defend, and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property to the extent arising from (1) any activity, work, or thing done by Landlord in or about the Premises or the Property, (2) breach by Landlord in the performance of any obligation on Landlord’s part to be performed under this Lease beyond all applicable cure periods without cure, or (3) bodily injury or damage to property which arises in or about the Property to the extent the injury or damage to property results from the active negligent acts of Landlord, its employees, agents or contractors.

(b) In the absence of comparative or concurrent negligence on the part of Tenant or Landlord, their respective agents, affiliates, and subsidiaries, or their respective officers, directors, members, employees or contractors, the foregoing indemnities by Tenant and Landlord shall also include reasonable costs, expenses and attorneys’ fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnities shall survive the expiration or earlier termination of this Lease and are conditioned upon the indemnitee providing prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor’s agents, officers, employees or invitees), the indemnitor’s duty to indemnify and defend shall be proportionate to the indemnitor’s allocable share of joint negligence or willful misconduct.

(c) Landlord shall not be liable to Tenant for any damage because of any act or negligence of any other occupant of the Building or any other owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Premises or the Building, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors. Except as otherwise provided herein, Tenant will pay for damage to the Premises or the Property caused by the misuse or neglect of the Premises or the Property by Tenant or its employees, agents, or contractors, including, but not limited to, the breakage of glass in the Building.

12. Tenant Improvements.

(a) Landlord shall cause to be constructed the interior tenant improvements and modifications to the Premises described in Exhibit “G” attached hereto (the ‘“Work Letter”). The Tenant Improvements shall be performed in accordance with the Work Letter.

13. Maintenance and Repairs; Alterations; Surrender and Restoration.

(a) Landlord shall, at Landlord’s sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane which Landlord shall maintain, but the cost of which shall be included as an Operating Expense as permitted under Paragraph 4), the structural elements of the foundation and exterior walls (except the interior faces thereof) of the Building, and other structural elements of the Building and the Property as “structural elements” are defined in building codes applicable to the Building, excluding any alterations, structural or otherwise, made by Tenant to the Building which are not approved in writing by Landlord prior to the construction or installation thereof by Tenant. Landlord shall perform and construct, and Tenant shall not be responsible for performing or constructing, any repairs, maintenance, or improvements (1) required as a result of any casualty damage (not caused by the willful or negligent acts or omissions of Tenant or its employees, agents, contractors or invitees), which shall be subject to Paragraph 19 below, or as a result of any taking pursuant to the exercise of the power of eminent domain, or (2) for which Landlord has a right of reimbursement from third parties based on construction or other warranties, contractor guarantees, or insurance claims.

(b) Landlord shall provide or cause to be provided and shall supervise the performance of, as an Operating Expense of the Property to the extent permitted under Paragraph 4 hereof, all services and work relating to the operation, maintenance, repair, and replacement, as needed, of the Property, including the HVAC, mechanical, electrical, and plumbing systems in the Building; the interior of the Building; the roof membrane; the outside areas of the Property; the janitorial service for the Building; landscaping, tree trimming, resurfacing and restriping of the parking lot, repairing and maintaining the walkways; exterior building painting, exterior building lighting, parking lot lighting, and exterior security patrol. In the event Tenant provides Landlord with written notice of the need for any repairs, Landlord shall commence any such repairs promptly following receipt by Landlord of such notice and Landlord shall diligently prosecute such repairs to completion.

(c) Subject to the foregoing and except as provided elsewhere in this Lease, Tenant shall at all times use and occupy the Premises in a manner which keeps the Premises in good and safe order, condition, and repair. Landlord shall execute and maintain in full force and effect throughout the term as an Operating Expense of the Property to the extent permitted under Paragraph 4 a service contract with a recognized air conditioning service company. Landlord may, if Landlord determines that it is necessary to do so, obtain on a semi-annual basis an inspection report of the HVAC system from a separate HVAC service firm designated by Landlord for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by the HVAC service firm which performs the regular repair and maintenance. The cost of such inspection report shall be an Operating Expense pursuant to Paragraph 4. Subject to the release of claims and waiver of subrogation contained in Paragraph 10(f), if Landlord is required to make any repairs to the Property by reason of Tenant’s negligent acts or omissions, Landlord may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Tenant shall promptly pay the same upon receipt of an invoice therefor.

(d) Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make nonstructural alterations to the interior of the Premises that do not affect the Building systems, including without limitation, the HVAC, life-safety, mechanical, electrical, and plumbing systems in the Building, and the cost of which in any one instance is Fifty Thousand Dollars ($50,000) or less, and the aggregate cost of all such work during the Term this Lease (as may be extended) does not exceed One Hundred Thousand Dollars ($100,000), provided Tenant first notifies Landlord in writing of any such nonstructural alterations. Otherwise, Tenant shall not make any additional alterations, improvements, or additions to the Premises without delivering to Landlord a complete set of plans and specifications for such work, obtaining and delivering copies to Landlord of all permits or other governmental approvals required for such work and obtaining Landlord’s prior written consent thereto. All alterations and additions requiring Landlord’s prior written consent shall be installed by a licensed contractor reasonably approved by Landlord, at Tenant’s sole cost and expense and in compliance with all applicable laws, rules, regulations and ordinances. Tenant shall keep the Premises and the Property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If any nonstructural alterations to the interior of the Premises exceed Fifty Thousand Dollars ($50,000) in cost in any one instance, or exceed the aggregate cost of One Hundred Thousand Dollars ($100,000) during the Term of this Lease (as may be extended), Tenant shall employ, at Tenant’s expense, Tarlton Properties, Inc. as construction manager for such alterations at a fee equal to four point five percent (4.5%) of the first Two Hundred Fifty Thousand Dollars ($250,000) of hard construction costs (i.e., the amounts paid to any general contractor, subcontractors, vendors, and suppliers for labor and materials for the construction of the alterations or improvements) and then four percent (4%) of such hard construction costs in excess of Two Hundred Fifty Thousand Dollars ($250,000). Landlord may condition its consent to, among other things, Tenant agreeing in writing to remove any such alterations prior to the expiration of the Lease term and Tenant agreeing to restore the Premises to its condition prior to such alterations at Tenant’s expense. Upon Tenant’s written request, Landlord shall advise Tenant in writing at the time consent is granted whether Landlord reserves the right to require Tenant to remove any alterations from the Premises prior to the expiration or sooner termination of this Lease.

All alterations, trade fixtures and personal property installed in the Premises solely at Tenant’s expense shall during the term of this Lease remain Tenant’s property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto (excluding the Tenant Improvements).

(e) Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all present and future “Laws,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, orders, covenants, permits of all governmental agencies and authorities, easements and restrictions of record, the requirements of any applicable fire insurance underwriter or rating bureau or board of fire underwriters, relating in any manner to the Premises and/or Tenant’s use or occupancy of the Premises (including but not limited to matters pertaining to industrial hygiene, environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, subject to the provisions of Paragraph 8 hereof, and the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Materials (which are addressed in Paragraph 8 hereof)), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any Laws specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Laws. Notwithstanding the foregoing, any structural changes or repairs or other changes or repairs to the Property of any nature which would be considered a capital expenditure under generally accepted accounting principles to the Premises shall be made by Landlord at Tenant’s expense if such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Tenant. If such changes or repairs are not required by reason of the specific nature of Tenant’s use of the Premises and are capital expenditures, the cost of such changes or repairs shall be treated as an Operating Expense and amortized in accordance with the provisions of Paragraph 4(b).

(f) Subject to Paragraph 30, Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times after at least 24 hours prior notice to Tenant, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Laws, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this Lease by Tenant or a violation of Laws or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections. In connection with the provision of janitorial services, Landlord shall comply with reasonable access restrictions established by Tenant from time to time with respect to the animal facility where Tenant’s laboratory mice are kept in the Premises; provided, however, Landlord shall have access to such facility in the case of an emergency.

(g) During the term of this Lease, Tenant shall comply, at Tenant’s expense, with all of the covenants, conditions, and restrictions affecting the Premises which are recorded in the Official Records of San Mateo County, California, and which are in effect as of the date of this Lease.

(h) Tenant shall surrender the Premises by the last day of the lease Term (as may be extended) or any earlier termination date, with all of the improvements to the Premises, parts, and surfaces thereof clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted. Tenant’s failure to surrender the Premises in accordance with the terms and conditions of this Lease, including, without limitation, this Paragraph 13(h) shall be deemed to be a material default under the Lease. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Notwithstanding the foregoing, prior to the last day of the Term, as may be extended, (or earlier termination of the Lease), Tenant shall (i) restore all walls in the Premises to the same condition existing immediately following completion of the Tenant Improvements, including patching and sanding all holes to match the original texture of the walls and painting; and (ii) vacuum and steam clean all carpets and remove all stains. In addition to the foregoing, the obligations of Tenant shall include the repair of any damage occasioned by the installation, maintenance, or removal of Tenant’s trade fixtures, furnishings, equipment, and alterations, and the restoration by Tenant of the Premises to its condition upon completion of the Tenant Improvements (Tenant shall not be required to remove any of the Tenant Improvements) (A) if Landlord’s consent to alteration, additions or improvements was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term, or (B) if Tenant made any such alterations, additions, or improvements without obtaining Landlord’s prior written consent, and within a reasonable time after the expiration or sooner termination of the Lease term Landlord gives written notice to Tenant requiring Tenant to perform such removal and restoration. Subject to the foregoing, upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Landlord or installed by Tenant at Tenant’s expense, shall be surrendered by Tenant with the Premises and shall become the property of Landlord; provided, however, that Tenant’s furniture and other personal property, not provided by or paid for by Landlord and not permanently affixed to the Premises which can be removed without damaging the Premises may be removed by Tenant. Tenant shall repair to Landlord’s reasonable satisfaction all damage to the Premises occasioned by removal of Tenant’s Property. Prior to the expiration of the term of this Lease or any earlier termination date, Tenant shall, at Tenant’s expense, obtain written closure reports from the San Mateo County Health Department and from the Menlo Park Fire Protection District with respect to any Hazardous Materials used, stored, or released by Tenant on or about the Premises. Both written closure reports shall provide written certification that all Hazardous Materials have been removed from the Premises and that no further action is required in connection with the closure of the Premises. Any removal and remediation of Hazardous Materials by Tenant shall be certified in writing as (1) complete and (2) having been properly performed, by the San Mateo County Health Department and the Menlo Park Fire Protection District and a copy of such written certifications shall be delivered by Tenant to Landlord no later than the last day of the Term of this Lease (as may be extended).

(i) Tenant waives all right to make repairs at the expense of Landlord, or to deduct the costs thereof from the rent, and Tenant waives all rights under Section 1941 and 1942 of the Civil Code of the State of California.

(j) Compliance with Americans with Disabilities Act: Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Menlo Business Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all Laws now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 5 of the Lease, if any barrier removal work or other work is required to the Building, the Common Areas or the Menlo Business Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s specific use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Representatives’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

(k) CASp Disclosure: For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that (check one):

To Landlord’s actual knowledge, the Premises have undergone inspection by a Certified Access Specialist (CASp).

If the Premises have undergone inspection by a CASp prior to the execution of this Lease and, to the best of Landlord’s knowledge, there have been no modifications or alterations completed or commenced between the date of the inspection and the date of this Lease which have impacted the Premises’ compliance with construction-related accessibility standards, Section 1938 requires Landlord to provide to Tenant, prior to execution of this Lease, a copy of any report prepared by the CASp. If, prior to the date of this Lease, the Premises were issued an inspection report by a CASp indicating that it meets applicable standards, as defined in paragraph (4) of subdivision (a) of California Civil Code Section 55.52, Landlord is required to provide a copy of the current disability access inspection certificate and any inspection report to Tenant that was not already provided pursuant to the foregoing sentence, within seven (7) days of the date of the execution of this Lease.

☒  To Landlord’s actual knowledge, the Premises have not undergone inspection by a CASp.

or

☐  To Landlord’s actual knowledge, the Premises have undergone inspection by a CASP but, to the best of Landlord’s knowledge, there have been intervening modifications or alterations completed or commenced which have impacted the Premises compliance with construction related accessibility standards.

California Civil Code Section 1938 states:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or Landlord may not prohibit the Tenant or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby agree that, during the Term of this Lease (as may be extended), as the same may be extended, Tenant shall be responsible for (i) the payment of the fee for any CASp inspection that Tenant desires, and (ii) making, at Tenant’s cost, any repairs necessary to correct violations of construction-related accessibility standards within the Premises provided that such repairs shall be in accordance with the terms of the Lease (as amended). Tenant hereby agrees that: any CASp inspecting the Premises shall be selected by Landlord; Tenant shall promptly deliver to Landlord any CASp report regarding the Premises obtained by Tenant; and Tenant shall keep information contained in any CASp report regarding the Premises confidential, except as may be necessary for Tenant or its agents to complete any repairs or correct violations with respect to the Premises that Tenant agrees to undertake. Tenant shall have no right to cancel or terminate the Lease (as amended) due to violations of construction-related accessibility standards within the Premises identified in a CASp report obtained during the Term of the Lease (as may be extended).

14.	Utilities and Services.

(a) Landlord shall contract for and pay for, and Tenant shall reimburse Landlord therefor pursuant to Paragraph 4 as an Operating Expense, all electricity, gas, water, heat and air conditioning service, janitorial service1, refuse pick-up, sewer charges, and all other utilities or services supplied to or consumed by Tenant, its agents, employees, contractors, and invitees on or about the Premises, excluding telephone service to the Premises for which Tenant shall contract and pay directly.

(b) Landlord shall not be liable to Tenant for any interruption or failure of any utility services to the Building or the Premises which is not caused by the active negligence or willful acts of Landlord. Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure. Landlord shall make all repairs to the Premises required to restore such services to the Premises and the cost thereof shall be payable by Tenant pursuant to Paragraph 4 as a current Operating Expense, or as a capital expense which is amortized over its useful life (together with interest thereon) as an Operating Expense in accordance with generally accepted accounting principles as described in Paragraph 4(b); provided, however, if such failure is caused by the active negligence or willful acts of Landlord, then Landlord shall bear such costs.

[1]

Note to Landlord: To discuss janitorial services. Landlord’s vendors cannot be permitted into the animal lab. Also, Tenant may need to secure certain portions of the Premises as part of its safety protocols and confidentiality concerns.

(c) In the event that Tenant is permitted and elects to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord’s reasonable discretion), Tenant shall within ten (10) business days following its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including without limitation, prospective purchasers, lenders and Tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Paragraph shall survive the expiration or earlier termination of this Lease.

15. Liens. Tenant agrees to keep the Premises free from all liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Tenant shall give Landlord at least ten (10) calendar days prior written notice before commencing any work of improvement on the Premises, the contract price for which exceeds Ten Thousand Dollars ($10,000). Landlord shall have the right to post notices of non-responsibility with respect to any such work. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Property against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Property. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Property free from the effect of such lien or claim.

16.	Assignment and Subletting.

(a) Except as otherwise provided in this Paragraph 16, Tenant shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld or delayed, subject to the following provisions; provided, however, Tenant shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, if Tenant shall be in default under this Lease past any applicable cure period.

(b) Prior to any assignment or sublease which Tenant desires to make, other than a Permitted Transfer (as defined in Paragraph 16(f) below), Tenant shall provide to Landlord the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Tenant’s prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee (or if unavailable, such other information as may be reasonably acceptable to Landlord with regard to the financial capacity of such proposed assignee or sublessee), and any other relevant information requested by Landlord within five (5) days after receipt of notice of the proposed assignment or sublease and Tenant shall specify all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 16, the term “consideration” shall include all money or other consideration to be received by Tenant for such assignment or sublease. Within ten (10) days after the receipt of such documentation and other information, Landlord (1) shall notify Tenant in writing that Landlord elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; (2) shall notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal; or (3) except with respect to a Permitted Transferee, if at the time Tenant requests that Landlord consent to an assignment or sublease Tenant has vacated thirty-three percent (33%) or more of the Premises and is not conducting on-going operations in the Building, and to the extent that any proposed sublease is for the substantial remainder of the Term, Landlord may notify Tenant that Landlord elects to terminate this Lease, provided that with respect to a proposed sublease of a portion of the Premises Landlord’s termination right shall apply only to the proposed sublease space, and specifying the effective date of termination which shall be the same as the commencement date of the proposed sublease. If Landlord elects to terminate this Lease pursuant to the foregoing provision, upon the effective date of termination, Landlord and Tenant shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter with respect to the Premises or the portion thereof to which the termination applies, except for any obligations then outstanding and except for any indemnity obligations which survive the expiration or termination of this Lease by the express terms hereof, and Tenant agrees that Landlord may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Tenant. Notwithstanding the foregoing, or anything to the contrary contained herein, if Landlord exercises its option to terminate this Lease in accordance with this Paragraph, then Tenant shall have the right to withdraw its request for consent by delivering written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws its request as provided in this Paragraph, then the Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed assignment or sublease.

In deciding whether to consent to any proposed assignment or sublease, Landlord may take into account whether reasonable conditions have been satisfied, including, but not limited to, the following:

(1) In Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 7 hereof entitled the “Permitted Use” and Tenant or the proposed assignee or sublessee submits to Landlord, documentary evidence reasonably satisfactory to Landlord that such proposed use constitutes a permitted use of the Premises pursuant to the ordinances and regulations of the City of Menlo Park;

(2) The proposed assignee or subtenant is a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;

(3) If at the time of the proposed transfer, Landlord has substantially similar space available for rent in the Menlo Business Park, the proposed assignee or subtenant is not a tenant of the Building or any other building in the Menlo Business Park; and

(4) The proposed assignment or sublease is approved by Landlord’s mortgage lender if such lender has the right to approve or disapprove proposed assignments or subleases. Landlord shall use its good faith efforts to obtain such approval from its lender within ten (10) days after receipt by Landlord of Tenant’s written request for consent and the documentation and information referred to in the first sentence of Paragraph 16(b) above.

(c) As a condition to Landlord’s granting its consent to any assignment or sublease, except with respect to any Permitted Transferees, (1) Landlord may require that Tenant pay to Landlord, as and when received by Tenant, fifty percent (50%) of the amount of any excess of the consideration to be received by Tenant in connection with said assignment or sublease over and above the Monthly Base Rent and Additional Rent fixed by this Lease and payable by Tenant to Landlord, after deducting only (A) a standard leasing commission payable by Tenant in consummating such assignment or sublease, (B) the cost of reasonable tenant improvements performed specifically for the sublease and required to be made to the Premises to effectuate the sublease, provided that such improvements are performed in compliance with Paragraph 13(d) of this Lease, and (C) reasonable attorneys’ fees incurred by Landlord in negotiating and reviewing the assignment or sublease documentation; and (2) Tenant and the proposed assignee or sublessee shall demonstrate to Landlord’s reasonable satisfaction that each of the criteria referred to in subparagraph (b) above is satisfied.

(d) Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Landlord’s consent thereto shall not constitute a consent to any subsequent assignment or subletting by Tenant or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Landlord, agrees to perform all of the obligations of Tenant hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Landlord’s sole election, constitute a termination of every such assignment or sublease.

(e) In the event Landlord shall consent to an assignment or sublease, Tenant shall nonetheless remain primarily liable for all obligations and liabilities of Tenant under this Lease, including but not limited to the payment of rent.

(f) Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent and without any participation by Landlord in assignment and subletting proceeds, but with prior notice and documentation, as required pursuant to this Paragraph 16(f), provided to Landlord, sublet a portion or the entire Premises or assign this Lease to (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant (“affiliate”); (ii) to a successor corporation related to Tenant by merger, consolidation or reorganization; or (iii) to a purchaser of substantially all of Tenant’s business operations conducted on the Premises (each such transaction referred to herein as a “Permitted Transfer” and each of the foregoing transferees referred to herein as a “Permitted Transferee”), provided that any such Permitted Transferee shall have a current verifiable net worth prior to the transfer at least equal to that of Tenant on the Commencement Date of this Lease, or, if less, financial resources sufficient, in Landlord’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable. Tenant’s foregoing rights in this Paragraph 16(f) to assign this Lease or to sublease all or a portion of the entire Premises shall be subject to the following conditions: (1) Tenant shall not be in default hereunder past any applicable cure period; (2) in the case of an assignment or subletting to an affiliate, Tenant shall remain liable to Landlord hereunder if Tenant is a surviving entity; (3) the transferee or successor entity shall expressly assume in writing all of Tenant’s obligations hereunder; and (4) Tenant shall provide Landlord with prior notice of such proposed transfer and deliver to Landlord all documents reasonably requested by Landlord relating to such transfer, including but not limited to documentation sufficient to establish such proposed transferee’s current verifiable net worth prior to the transfer at least equal to that of Tenant on the Commencement Date of this Lease, or, if less, financial resources sufficient, in Landlord’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable.

(g) Neither the sale nor transfer of Tenant’s capital stock shall be deemed an assignment, subletting, or other transfer of this Lease or the Premises, provided, that in the event of the sale, transfer or issuance of Tenant’s securities to an affiliate or in connection with a transaction described in Paragraph 16(f), the conditions set forth in Paragraph 16(f) shall apply.

(h) Subject to the provisions of this Paragraph 16 any assignment or sublease (if such consent is required hereunder) without Landlord’s prior written consent shall at Landlord’s election be void. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16, including the requirement of Landlord’s prior written consent, with respect to any subsequent assignment or sublease. If Tenant shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises, without Landlord’s prior written consent (if such consent is required hereunder), Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord’s rights and remedies under this Paragraph 16, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

(i) Tenant shall not hypothecate or encumber its interest under this Lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Landlord’s prior written consent which consent Landlord may grant or withhold in Landlord’s absolute discretion without any liability to Tenant. Tenant’s granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 16.

(j) In the event of any sale or exchange of the Premises by Landlord and assignment of this Lease by Landlord, Landlord shall, upon providing Tenant with written confirmation that the assignee has assumed all obligations of Landlord under this Lease and Landlord has delivered any Security Deposit held by Landlord to Landlord’s successor in interest, be and hereby is entirely relieved of all liability under any and all of Landlord’s covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

(k) Tenant hereby acknowledges that the foregoing terms and conditions are reasonable and, therefore, that Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

17. Non-Waiver.

(a) No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing.

(b) No receipt of Landlord of a lesser payment than the rent required under this Lease shall be considered to be other than on account of the earliest rent due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

Landlord’s receipt of any rent or other payment from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease term or affect the termination notice given by Landlord before the receipt of such rent or payment. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any rent, and the payment of that rent shall not waive or affect such prior notice, action, or judgment.

18. Holding Over. Tenant shall vacate the Premises and deliver the same to Landlord upon the expiration or sooner termination of this Lease. In the event of holding over by Tenant after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that in addition to the payment of Additional Rent, Tenant shall pay Landlord as Monthly Base Rent during such holdover an amount equal to the greater of (i) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (ii) the then market rent for comparable research and development/office space. If such holdover is without Landlord’s written consent, Tenant shall be liable to Landlord for all costs, expenses, and consequential damages incurred by Landlord as a result of such holdover, including but not limited to damages resulting from Landlord’s inability to timely deliver possession of the Premises to a new tenant. The rental payable during such holdover period without Landlord’s written consent shall be payable to Landlord on demand.

19. Damage or Destruction.

(a) In the event of a total destruction of the Building during the term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building or the Premises that are the subject of this Lease are destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof. If the Lease is not terminated, Landlord shall repair and restore the Premises in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent of the Premises which are the subject of this Lease shall be abated in accordance with Paragraph 19(d) below.

(b) In the event of a partial destruction of the Building or the Premises to an extent less than seventy-five percent (75%) of the replacement cost thereof, and if Landlord reasonably believes that the damage thereto can be repaired, reconstructed, or restored within a period of two hundred seventy (270) days from the date of such casualty, there are at least twelve (12) months remaining in the term of this Lease, and the casualty is from a cause which is insured under Landlord’s “all risk” property insurance, or is insured under any other coverage then carried by Landlord, Landlord shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(d) below. If any of the foregoing conditions are not met, Landlord shall have the option of either repairing and restoring the Building and Improvements, or terminating this Lease by giving written notice of termination to Tenant within sixty (60) days after the casualty. Notwithstanding anything to the contrary contained in this Paragraph 20, Landlord shall not have the right to terminate this Lease if the cost to repair the damage to the Building or to restore the Premises would cost less than five percent (5%) of the replacement cost of the Building, regardless of whether or not the casualty is insured provided that there are at least twelve (12) months remaining in the term of this Lease.

(c) Landlord’s election to repair and restore the Building and Improvements or to terminate this Lease, shall be made and written notice thereof shall be given to Tenant within sixty (60) days after the casualty. Notwithstanding the foregoing, (1) Tenant may terminate this Lease by written notice to Landlord if Landlord has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within ninety (90) days after the casualty; or (2) if Landlord elects to repair and restore the Building and Improvements under Paragraph 19(b) above, but the repairs and restoration are not substantially completed within two hundred seventy (270) days after the casualty plus the period of any force majeure delays (as defined in subparagraph (e)), Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the expiration of said period of two hundred seventy (270) days after the casualty, provided that the repairs and restoration are not substantially completed prior to the receipt by Landlord of such notice of termination.

(d) In the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Tenant’s use of the Premises is completely impaired and Tenant does not use such portion of the Premises during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is substantially completed.

(e) With respect to any destruction of the Building and Improvements which Landlord is obligated to repair, or may elect to repair, under the terms of this Paragraph 19, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Landlord’s obligation to repair and restore the Building and Improvements shall include the Tenant Improvements referred to in Paragraph 12(a) up to the cost of the Tenant Improvement Allowance. Landlord’s time for completion of the repairs and restoration of the Building and Improvements referred to above shall be extended by a period equal to any delays (“force majeure delays”) caused by strikes, labor disputes, unavailability of materials, inclement weather, circumstances not within Landlord’s control, or acts of God, but in no event by more than sixty (60) days.

(f) In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 19, the Monthly Base Rent and Additional Rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Landlord be liable to Tenant for any damages resulting to Tenant from the occurrence of such casualty, or from the repairing or restoration of the Building and Improvements, or from the termination of this Lease as provided herein, nor shall Tenant be relieved thereby from any of Tenant’s obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 19.

20. Eminent Domain.

(a) If the whole or any substantial part of the Property is taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Any award arising from the condemnation of any portion of the Property or the settlement thereof shall belong to and be paid to Landlord. However, Tenant may file a separate claim at Tenant’s sole cost and expense for (i) leasehold improvements installed at Tenant’s expense or other property owned by Tenant, and (ii) reasonable costs of moving by Tenant to another location in San Mateo County or surrounding areas within the San Francisco Bay Area. In all events, Landlord shall be solely entitled to any award with respect to the real property, including the bonus value of the leasehold.

(b) If there is a partial taking of the Property by eminent domain which is not a substantial part of the Property and the Premises remain reasonably suitable for continued use and occupancy by Tenant for the purposes referred to in Paragraph 7, Landlord shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, based on the extent to which Tenant’s use of the Premises is completely impaired thereafter. If after a partial taking, the Premises are not reasonably suitable for Tenant’s continued use and occupancy for the uses permitted herein, Tenant may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 20(a), the entire award for such taking shall be the property of Landlord.

21. Remedies. If Tenant fails to make any payment of rent or any other sum due under this Lease for five (5) days after receipt by Tenant of written notice from Landlord; or if Tenant fails to comply with any term, provision or covenant of this Lease and does not cure such failure within fifteen (15) days after receipt by Tenant of written notice from Landlord or such shorter time period specified in this Lease (unless such default is incapable of cure within fifteen (15) days and Tenant commences cure within fifteen (15) days and thereafter diligently prosecutes the cure to completion within a reasonable time, not to exceed thirty (30) days); or if Tenant’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Tenant makes a general assignment for the benefit of its creditors; or if this Lease is rejected (i) by a bankruptcy trustee for Tenant, (ii) by Tenant as debtor in possession, or (iii) by failure of Tenant as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Tenant and Landlord may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Tenant, such reference shall refer to an event of default as defined in this Paragraph 21.Landlord may repossess the Premises and remove all persons and property therefrom. If Landlord repossesses the Premises because of a breach of this Lease, this Lease shall terminate and Landlord may recover from Tenant:

(1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the discount rate established by the Federal Reserve Bank of San Francisco for member banks, plus one percent (1%), or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided discounted at the discount rate established by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); and

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s breach or by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(c) If Landlord does not repossess the Premises, then this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Tenant hereunder. For the purposes of this Paragraph 21, the following do not constitute a repossession of the Premises by Landlord or a termination of the Lease by Landlord:

(1) Acts of maintenance or preservation by Landlord or efforts by Landlord to relet the Premises; or

(2) The appointment of a receiver by Landlord to protect Landlord’s interests under this Lease.

(d) Landlord’s failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Landlord’s failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default. If Landlord commits a default, Tenant’s sole remedy shall be to institute an action against Landlord for damages or for equitable or injunctive relief, but Tenant shall not have the right to punitive damages, consequential damages, rent abatement, offset against rent, or to terminate this Lease in the event of any default by Landlord.

(e) All covenants and agreements to be performed by Tenant under this Lease shall be at its sole cost and expense and without abatement of rent or other sums due under this Lease, unless otherwise specified in this Lease. If Tenant shall fail to pay any sum of money required to be paid by Tenant under this Lease or shall fail to perform any other act on Tenant’s part to be performed under this Lease within the time periods described in the first paragraph of Paragraph 21(a), Landlord may, but shall not be obligated so to do and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. All sums paid by Landlord, whether to fulfill Tenant’s unfulfilled payment obligations, to perform Tenant’s unfulfilled performance obligations, or to compel Tenant to fulfill or perform its obligations under this Lease, and all incidental costs, including attorneys’ fees, plus an administrative fee of five percent (5%) of all amounts so expended by Landlord, shall be deemed additional rent hereunder and shall be payable to Landlord upon demand.

22. Tenant’s Personal Property. If any personal property of Tenant remains on the Premises after (1) Landlord terminates this Lease pursuant to Paragraph 21 above following an event of default by Tenant, or (2) after the expiration of the Lease Term (as may be extended) or after the termination of this Lease pursuant to any other provisions hereof, Landlord shall give written notice thereof to Tenant pursuant to applicable law. Landlord shall thereafter release, store, and dispose of any such personal property of Tenant in accordance with the provisions of applicable law.

23. Notices. All notices required under the Lease and other information concerning this Lease (“Communications”) shall be personally delivered or sent by first class mail, postage prepaid, by overnight courier. In addition, the Landlord may, in its sole discretion, send such Communications to the Tenant electronically, or permit Tenant to send such Communications to the Landlord electronically, in the manner described in this Paragraph.

Such Communications sent by personal delivery, mail or overnight courier will be sent to the addresses on the signature page of this Lease, or to such other addresses as the Landlord and Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

Such Communications may be sent electronically by the Landlord and Tenant (i) by transmitting the Communication to the electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing, or (ii) by posting the Communication on a website and sending the Tenant a notice to the Tenant’s postal address or electronic address telling the Tenant that the Communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to the Tenant will be effective when the Communication, or a notice advising of its posting to a website, is sent to the Tenant’s electronic address.

Acknowledged &
Accepted: /s/ TF
Tenant

24. Estoppel Certificate. Tenant and Landlord shall within ten (10) days following written request by the other party (the “Requesting Party”), execute and deliver to the Requesting Party an estoppel certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any Security Deposit held by Landlord; (4) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults; and (5) any other provisions reasonably requested by either party.

25. Signage. Tenant shall have the use of Tenant’s Pro Rata Share of the monument sign for the Building for Tenant’s sign. Tenant may place Tenant’s vinyl lettering signage on the glass near the front door entrance to the Building and in the interior of the Building, subject to Landlord’s reasonable requirements and consent and subject to the requirements of the City of Menlo Park. All of Tenant’s signage shall comply with the City of Menlo Park sign ordinances and regulations and shall be subject to Landlord’s approval as to the specific location, size and design thereof. The cost of the installation of Tenant’s signage on the glass near the front entrance to the Building and within the interior of the Building shall be paid by Tenant. Any additional signage shall be subject to Landlord’s prior approval and, if approved, shall be installed at Tenant’s expense.

26. Real Estate Brokers. Tenant’s broker is Kidder Mathews (“Tenant’s Broker”) and Landlord’s brokers are Kidder Matthews Newmark Cornish & Carey (“Landlord’s Broker” and collectively with Tenant’s Broker, the “Brokers”). Landlord shall pay a leasing commission to the Brokers pursuant to a separate agreement. Each party represents and warrants to the other party that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than the Brokers and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt, other than the Brokers.

27. Parking. Tenant shall have the right to the nonexclusive use of nineteen (19) unreserved on-site vehicular parking spaces on the Land at no additional cost to Tenant in the parking area for the Building or nearby parking areas in Menlo Business Park, provided that if the City of Menlo Park requires that the number of striped parking spaces located at the Building to be reduced to conform to maximum parking allowances adopted by the City of Menlo, and so long as such requirement was not triggered by Landlord, the number of parking spaces identified in the first sentence of this Paragraph 27 shall be proportionately reduced. Parking shall be subject to such rules and regulations for such parking facilities which may be established or altered by Landlord at any time from time to time during the Lease Term (as may be extended), provided that such rules and regulations shall not unreasonably interfere with Tenant’s parking rights. Vehicles of Tenant or its employees shall not park in driveways or occupy parking spaces or other areas reserved for deliveries, or loading or unloading.

28. Subordination; Attornment.

(a) This Lease, without any further instrument, shall at all times be subject and subordinate to the lien of any and all mortgages and deeds of trust which may now or hereafter be placed on, against or affect Landlord’s estate in the real property of which the Premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding anything to the contrary in this Paragraph 28, at Tenant’s request, Landlord hereby agrees to use commercially reasonable efforts to obtain from its current mortgagee a subordination and non-disturbance and attornment agreement (“SNDA”) in substantially the form attached hereto as Exhibit “I” and made a part hereof, or in any other commercially reasonable form provided by any future mortgagee. Tenant is required to pay a lender fee of $1,500.00 for any such SNDA. If Tenant chooses to negotiate the language of the SNDA, additional fees may apply.

(b) In confirmation of such subordination, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request any certificate or other instrument which Landlord may reasonably deem proper to evidence such subordination in commercially reasonable form (which document recognizes Tenant’s rights under this Lease), without expense to Tenant; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the Premises form a part by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Landlord herein, then this Lease shall continue in full force and effect as aforesaid, and Tenant hereby attorns and agrees to attorn to such person or persons in writing upon request.

(c) If Tenant is notified in writing of Landlord’s default under any deed of trust affecting the Premises and if Tenant is instructed in writing by the party giving notice to make Tenant’s rental payments to such beneficiary, Tenant shall comply with such request without liability to Landlord (and with full credit of any amounts paid to such party by Tenant to the corresponding amounts owed to Landlord) until Tenant receives written confirmation that such default has been cured by Landlord and that the deed of trust has been reinstated.

29. No Termination Right. Tenant shall not have the right to terminate this Lease as a result of any default by Landlord, and Tenant’s remedies in the event of a default by Landlord shall be limited to the remedy set forth in Paragraph 21(c). Tenant expressly waives the defense of constructive eviction.

30. Landlord’s Entry. Except in the case of an emergency, which may occur without prior notice to Tenant, Landlord and Landlord’s agents shall provide Tenant with at least twenty-four (24) hours’ notice prior to entry of the Premises. Provided Tenant makes a representative available by the end of the applicable notice period provided for above and excluding any entry in the event of an emergency, Tenant may request that Landlord or any representative of Landlord entering the Premises pursuant to the provisions of this Paragraph 30, be accompanied at all times by a representative of Tenant. Landlord may enter the Premises for any reasonable purpose related to Landlord’s ownership and operation of the Property. Such entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary. Landlord may enter the Premises at any time without prior notice to Tenant if the Premises are vacant, if Tenant is no longer conducting its ordinary business at the Premises, or if Tenant has made a general assignment for the benefit of creditors.

31. Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises (including litigation, or a proceeding in a bankruptcy court), the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys’ fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

32. Quiet Enjoyment. Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed under this Lease within applicable notice and cure periods, Tenant shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

33. Financial Information. Tenant represents and warrants to Landlord that all financial and other information that it has provided to Landlord prior to the date of this Lease is true, correct and complete.

34. SDN List. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals that constitute Tenant, that may own or control Tenant, or that may be owned or controlled by Tenant (in all cases, other than through the ownership of publicly traded, direct or indirect ownership interests) (each a “Subject Tenant Party”) are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”) for the purpose of identifying suspected terrorists or on the most current list published by the OFAC at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list which identifies an “Specially Designated National” or “blocked person” (either of which are referred to herein as a “SDN”). If at any time during the Lease Term (as may be extended) Landlord discovers that Tenant has breached the foregoing representations and warranties, or Landlord reasonably believes that Tenant or any Subject Tenant Party is in violation of any laws relating to terrorism or money laundering or that Tenant or any Subject Tenant Party is identified as an SDN, Tenant shall be deemed in default under this Lease following three (3) days written notice from Landlord to Tenant unless, within such three day period, Tenant delivers written evidence, reasonably acceptable to Landlord, that Tenant is not in violation of such laws or that Tenant (or the Subject Tenant Party, as applicable) is not a person or entity identified as an SDN. Except as otherwise expressly provided in the foregoing sentence, and without further notice, any default by Tenant under this Paragraph 34 shall be deemed an incurable default by Tenant and, in addition to any other rights and remedies that Landlord may have upon such default, Landlord shall also have the right to immediately terminate this Lease upon written notice to Tenant and recover possession of the Premises.

35. Sustainable Practices for the Building. Landlord and Tenant acknowledge and agree that Landlord is committed to employing sustainable operating and maintenance practices for the Building. Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord. Tenant affirms its support of these practices, and agrees to cooperate with Landlord by implementing reasonable conservation practices. Periodically, Landlord may offer additional examples, guidance and practices related to energy conservation measures, which Tenant agrees to consider for implementation. Notwithstanding anything herein to the contrary, Tenant shall not be restricted from operating its business in the fashion and manner which it deems appropriate for itself, in accordance with the Use provisions of this Lease. Should any specific practice(s) proposed by Landlord be deemed to be inconsistent with Tenant’s business operations, Tenant shall so advise Landlord in writing as its reason for declining to implement such specific practice(s).

36. Tenant Amenities. During the Term of this Lease (as may be extended), Tenant shall have the right to use, in common with Landlord, its employees, tenants and invitees, certain shared amenities of the Property which include the Gym (including the pool located at the Gym), Restaurant and the Event Room and Conference Room located at 1430/1440 O’Brien Drive, Menlo Park, California together with the Sports Courts (which consist of the volleyball, basketball and tennis courts) located immediately adjacent to the building located at 1505 O’Brien Drive, Menlo Park, California (the “Shared Amenities”). Tenant’s use of the Shared Amenities shall be subject to such rules and regulations as Landlord may reasonably prescribe from time to time upon notice to Tenant and shall be without any additional charge or cost therefore other than with respect to all food and beverages consumed within the Restaurant or any classes or personal training, individual services or separately or additionally charged services offered at the Gym. Landlord reserves the right to make all such changes, additions, improvements and replacements to the Shared Amenities as Landlord may elect, in its sole and absolute discretion, and nothing set forth herein in this Paragraph 36 shall be deemed a covenant or representation that Landlord shall offer the Shared Amenities during certain hours nor shall it be deemed a covenant or representation that Landlord shall not cease operation of (i.e., entirely shut down) all, or a portion of, the Shared Amenities during the Term (as may be extended). In addition, in Landlord’s sole and absolute discretion, Tenant may, without any additional cost therefore, reserve and utilize such Event Room and Conference Room on an as-available basis. Tenant must use Landlord’s reservation system for its use of the Event Room and Conference Room. Notwithstanding the foregoing or anything to the contrary contained herein, under no circumstances shall the Shared Amenities be deemed to be a part of the Common Area square footage allocations for the purposes of this Lease; provided, however the foregoing shall not prohibit Landlord from including in Park Expenses the costs associated with the Shared Amenities in accordance with Section 4 above.

37. Emergency Generator. Subject to the waivers of liability as set forth in the Paragraph 14 in connection with the occurrence of any utility service interruptions, Landlord shall connect the Premises to the existing back-up generator servicing the Property and owned, operated and maintained by Landlord. During the Term of this Lease (as may be extended), Landlord shall use its commercially reasonable efforts to keep such back-up generator in good condition and repair, shall provide for periodic maintenance and repair in accordance with manufacturer’s recommendations and shall cause sufficient quantities of fuel to be present in the storage tank servicing such back-up generator; provided that Tenant acknowledges and agrees that Landlord makes no representations, warranties or guarantees concerning the performance of such back-up generator and Tenant further understands and acknowledges that upon the occurrence of a force majeure delay causing a disruption in the electrical service to the Property, Landlord may be unable to obtain sufficient quantities of fuel necessary to allow the back-up generator to provide uninterrupted electrical service to such data and telephone systems upon such inability to refuel the Property’s storage tanks.

38. General Provisions

(a) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

(b) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Tenant’s interest in this Lease.

(c) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

(d) This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

(e) Governing Law. This Lease is governed by federal law, including without limitation the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et and, to the extent that state law applies, the laws of the State of California without regard to its conflicts of law rules.

(f) Recourse by Tenant for breach of this Lease by Landlord shall be expressly limited to the amount of Landlord’s interest in the Property and the rents, issues, insurance, condemnation, and sales proceeds actually received by Landlord, and profits therefrom, and in the event of any such breach or default by Landlord, Tenant hereby waives the right to proceed against any other assets of Landlord or against any other assets of any manager or member of Landlord.

(g) Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(h) This Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

(i) Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of either Landlord or Tenant, written authority to sign on behalf of such party in favor of the agent or third party shall be provided to the other party hereto either prior to or simultaneously with the return to such other party of a fully executed copy of this Lease.

(j) No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Tenant and Landlord and a fully executed copy of this Lease has been delivered to both Tenant and Landlord.

(k) Landlord and Tenant acknowledge that the terms and conditions of this Lease constitute confidential information of Landlord and Tenant. Each party shall use its reasonable good faith efforts to prevent the dissemination orally or in written form, of this Lease, lease proposals, lease drafts, or other documentation containing the terms, identity of the parties, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, lenders, investors, potential investors, potential business or merger partners, potential subtenants and assignees, or other authorized business representatives or agents of the parties, or except to the extent required to comply with applicable laws, including any filings by Tenant pursuant to state or federal securities laws. Neither Landlord nor Tenant shall make any public announcement of the consummation of this Lease transaction without the prior approval of the other party. A violation of this subparagraph (1) shall not permit either party to terminate this Lease. Nothing in this Paragraph shall prevent Landlord from submitting a copy of this Lease to the Court in connection with any action to enforce the provisions hereof.

(l) Except as provided in Paragraph 21(c), the rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

(m) Tenant waives any claim for consequential damages which Tenant may have against Landlord for breach of or failure to perform or observe the requirements and obligations created by this Lease.

(n) Landlord and Tenant each agree to and they hereby do, to the maximum extent permitted by law, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

(o) This Lease shall not be recorded, however, Landlord and Tenant each hereby agree that a memorandum of Lease may be recorded by Tenant in the jurisdiction where the Premises are located.

(p) Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

39. Amendments. This Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

Acknowledged &
Accepted: /s/ TF
Tenant

40. Counterparts: Electronic Signatures. This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Lease and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if an a paper original of this Lease had been delivered had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Lease is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

Acknowledged &
Accepted: /s/ TF
Tenant

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease as of the date first set forth herein.

“LANDLORD”

MENLO PREPI I, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

	By:	/s/ Jeff Uittenbogaard
Name: Jeff Uittenbogaard
Title: Investment Director

	By:	/s/ Mike Benson
Name: Mike Benson
Title: Managing Director

TPI INVESTORS 9, LLC,
a California limited liability company,

By:	/s/ Ron Krietemeyer
Name: Ron Krietemeyer
Title: COO

Address: 1530 O’Brien Dr. Suite C, Menlo Park, CA 94025

“TENANT”

ZAI LAB (US) LLC,
a Delaware limited liability company

By:	Tao Fu /s/Tao Fu

Its:	President & COO

By:

Its:
Address: The Premises

EXHIBIT A

Legal Description

Real property in the City of Menlo Park, County of San Mateo, State of California, described as follows:

PARCEL I:

PARCEL A AS SHOWN ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP FOR THE PURPOSE OF ELIMINATING THE LINE BETWEEN LOT 7 AND LOT 8 OF MENLO BUSINESS PARK AS SHOWN ON THE MAP FILED APRIL, 09, 1983 IN BOOK 111 OF MAPS AT PAGES 50-52, SAN MATEO COUNTY, RECORDS”, FILED IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, ON AUGUST 19, 1986 IN BOOK 57 OF PARCEL MAPS AT PAGES 88 AND 89.

PARCEL II;

NON-EXCLUSIVE APPURTENANT EASEMENTS FOR PARKING, INGRESS, EGRESS, AND LANDSCAPING, AS CREATED, LIMITED AND DEFINED IN DOCUMENT ENTITLED “GRANT OF EASEMENT”, RECORDED APRIL 27, 1983, DOCUMENT NO. 83039672, ON AND ACROSS THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT THE NORTHWESTERLY CORNER OF LOT 7 ABOVE DESCRIBED AND RUNNING

THENCE NORTH 2° 12’ 04” WEST 80 FEET;

THENCE NORTH 89° 11’ 17” EAST 550,17 FEET;

THENCE SOUTH 2° 12’ 04” EAST 80 FEET TO THE NORTHERLY LINE OF SAID LOT 8;

THENCE ALONG SAID LAST MENTIONED LINE, AND THE NORTHERLY LINE OF LOT 7,

SOUTH 89° 11’ 17” WEST 550.17 FEET TO THE POINT OF BEGINNING.

APN: 055-473-160; JPN: 111-050-000-07 T (Affects: a portion of the Land)

And

APN: 055-473-170; JPN: 111-050-000-08 T (Affects: a portion of the Land)

EXHIBIT “A”

EXHIBIT B

MENLO BUSINESS PARK MASTER PLAN

EXHIBIT “B”

EXHIBIT C

EXHIBIT “C”

EXHIBIT “C”

EXHIBIT “D”

Commencement Memorandum

To:	Date: , 2019

Re:

Re: Lease dated                      between MENLO PREPI I, LLC, a Delaware limited liability company, and TPI INVESTORS 9, LLC, a California limited liability company, hereafter collectively referred to as Landlord, and ZAI LAB (US), LLC, a Delaware limited liability company, Tenant, concerning the Premises consisting of approximately 18,707 rentable square feet in the building commonly known as 1440 O’Brien Drive, Suites A& C, Menlo Park, California.

Gentlemen:

In accordance with the subject Lease, we hereby confirm the following:

1. That Tenant has possession of the Premises and acknowledges that pursuant to the Lease, the initial term of the Lease commenced on                     , 20         (the “Commencement Date”), and shall expire on                     , 20        .

2. That in accordance with the provisions of the Lease, Monthly Base Rent and Additional Rent commenced to accrue on                     , 20        .

3. Thereafter, rent is due and payable in advance on the first day of each month during the term of the Lease. Rent checks should be made payable to Menlo Park Portfolio, Property, 435010 P.O. Box 310300, Des Moines, IA 50331-0300.

AGREED AND ACCEPTED

TENANT:	LANDLORD:

EXHIBIT “D”

Exhibit E

Hazardous Materials Inventory

Zai Lab US LLC, St A, Chemistry							
Chemical	Primary Fire Code Class	Secondary Fire Code Class	S, L or G?	Projected Storage Quantity	Largest Container Size	Amount in Use	Amount in Flammable Cabinet
Iron	Flam Solid			0.2kg	0.2kg		
Pd/C	Flam Solid			100g	100g		
			Total Flammable Solids	*0.7 lbs*			
Ethyl Ether	Flam IA			1L	1L		
Trimethylamine	Flam IA	Corrosive		1L	1L		
			Total Flammable IA Liquids	*0.5 gal*			
1,4-Dioxane	Flam IB		L	5L	1L		
Acetone	Flam IB		L	10L	5L		
Acetonitrile	Flam IB		L	20L	5L		
Acetyl Chloride	Flam IB	Corr, WR2	L	0.5L	0.5L		
Alcohol	Flam IB		L	2L	1 L		
Allyl Bromide	Flam IB	Corr, Toxic		1L	1L		
Cyclohexane	Flam IB		L	10L	5L		
Ethanol	Flam IB		L	2L	1L		
Ethyl Acetate	Flam IB		L	20L	5L		
Heptane	Flam IB		L	1L	1L		
Hexane	Flam IB		L	10L	5L		
Isopropanol	Flam IB		L	1L	1L		
Methanol	Flam IB		L	5L	1L		
n-Butyllithium (2.5M solution in Hexane)	Flam IB	P, WR3, T, C	L	0.2L	0.1L		
N,N-Diisopropylethylamine	Flam IB	Corr, Toxic	L	1L	1L		
Potassium tert-butoxide	Flam IB		L	1L	0.5L		
Pyridine	Flam IB		L	1L	1L		
Tetrahydrofuran	Flam IB		L	2L	5L		
tert-Butyl methyl ether	Flam IB		L	1L	1L		
Triethylamine	Flam IB	Corr, Toxic	L	1L	1L		
Toluene	Flam IB		L	1L	1L		
Flammable Waste, Chlorinated Solvets	Flam IB		L	20L	10L		
Flammable Waste, Non-Chlorinated Solvents	Flam IB		L	20L	10L		
			Total Flammable IB Liquids	*35.9 gal*			
Butanol	Flam IC			1L	1L		
Oxalyl Chloride	Flam IC	Corr, WR3		0.2L	0.1L		
			Total Flammable IC Liquids	*0.3 gal*			
Acetic Acid	Comb II	Toxic		1L	1L		
Acetic Anhydride	Comb II	Corrosive		1L	1L		
Anisole	Comb II			1L	1L		
Formic Acid	Comb II	Corrosive		0.5L	0.5L		
N,N-dimethylformamide	Comb II			1L	1L		
			Total Combustible II Liquids	*1.2 gal*			
Benzyl Chloride	Comb IIIB	Corr, Toxic		0.5L	0.5L		
N,N-dimethylacetamide	Comb IIIA			1L	1L		
Phenol	Comb IIIA	Toxic		1L	1L		
			Total Combustible IIIA Liquids	*0.7 gal*			
Benzaldehyde	Comb IIIB			0.5L	0.5L		
Dimethyl Sulfoxide	Comb IIIB			*1L*	*1L*		
N-methylpyrrolidone	Comb IIIB			*0.5L*	*0.5L*

EXHIBIT “E”

Chemical	Primary Fire Code Class	Secondary Fire Code Class	S, L or G?	Projected Storage Quantity	Largest Container Size	Amount in Use	Amount in Flammable Cabinet
Total Combustible IIIB Liquids				*0.5 gal*			
Hydrogen	Flam Gas			56L	56L		
Total Flammable gas				*2 cf*			
Nitrogen				1000L	1000L		
Argon	Inert			1000L	1000L		
Total non-flammable gas				*54310 cf*			
Ammonium Hydroxide	Corrosive	Toxic		1L	1L		
Benzoic Acid	Corrosive			0.2kg	0.2kg		
Calcium Hydroxide	Corrosive			1kg	1kg		
Cesium Carbonate	Corrosive			1kg	1kg		
Hydrobromic Acid	Corrosive			1L	1L		
Hydochloric Acid (36%)	Corrosive			1L	1L		
Hydochloric Acid (1N)	Corrosive			1L	1L		
Hydrogen Peroxide	Corrosive	OX2, UR1		1L	1L		
Lithium Diisopropylamide (2M solution in THF)	Corrosive	Pyro, WR2		0.2L	0.1L		
Methanesulfonic acid	Corrosive			0.5L	0.5L		
Nitric Acid	Corrosive	OX2		1L	1L		
Oxalic Acid	Corrosive			500g	500g		
p-toluenesulfonic acid	Corrosive	Toxic		500g	500g		
Phosphoric Acid	Corrosive			1L	1L		
Potassium Hydroxide (1N)	Corrosive			1L	1L		
Sodium Hydroxide	Corrosive	Toxic, WR1		100g	100g		
Sodium Hydroxide (1N)	Corrosive			1L	1L		
Sulfuric Acid	Corrosive	Toxic		1L	1L		
Thionyl Chloride	Corrosive	Toxic, WR2		0.5L	0.5L		
Trifluoroacetic Acid	Corrosive	Toxic		1L	1L		
Trifluoroacetic Anhydride	Corrosive	WR2		1L	1L		
Trifluoroacetyl Chloride	Corrosive	Toxic, WR2		0.5L	0.5L		
Trifluoromethanesulfonic Acid	Corrosive			0.5L	0.5L		
Corrosive Waste, Acidic	Corrosive			20L	10L		
Corrosive Waste, Basic	Corrosive			20L	10L		
Total Corrosives				*14.4 gal + 7.3 lbs*			
Total Corrosives incl. Secondary Hazards				*16.2 gal + 7.7 lbs*			
3-Chloroperoxybenzoic acid	OP III	OX3		0.2kg	0.2kg		
Total Organic Peroxide III				*0.4 lbs*			
Dichloromethane	Toxic			20L	5L		
Total Toxic				*53 lbs*			
Total Toxic incl. Secondary Hazards				*80 lbs*			
Sodium Cyanide	H. Toxic	Corrosive		0.2kg	0.2kg		
Total Highly Toxic				*0.4 lbs*			
Total Water Reactive 1				*0.2 lbs*			
Total Water Reactive 2				*7.1 lbs*			
Total Water Reactive 3				*1 lbs*			
Total Unstable Reactive 1				*2.6 lbs*			
Total Oxidizer 2				*5.3 lbs*			
Total Oxidizer 3				*0.4 lbs*			
Total Pyrophoric				*1 lbs*			
Lq N2	cryo		L	500 liters	250 liters	500 liters

EXHIBIT “E”

EXHIBIT “E”

Exhibit E

Hazardous Materials Inventory

EXHIBIT “E”

EXHIBIT “F”

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:
Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

EXHIBIT “E”

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1

Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws)? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes, indicate amounts stored below	No
Chemical Products	Yes, indicate amounts stored below	No
Other	Yes, indicate amounts stored below	No

If Yes is marked, please explain and indicate amounts of each item stored:

2.2

If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.1

Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes                                                      No

If yes, please explain:

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes                                                      No

EXHIBIT “F”

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes                                                      No

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

_____ storm drain? _____ sewer?

_____ surface water? _____ no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes                                                      No

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1

Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes                                                      No

If yes, please describe:

6.2

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s) _____ Incinerator(s)

_____ Dip tank(s) _____ Other (Please describe)

_____ Drying oven(s) _____No Equipment Requiring Air Permits

If yes, please describe: :

EXHIBIT “F”

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1

Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes                                                      No

If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

7.2

Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65. (California Only)

Yes                                                      No

If yes, please explain: :

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1

With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations of similar nature to the space in question? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes                                                      No

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes                                                      No

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

EXHIBIT “F”

8.3

Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes                                                      No

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	PERMITS AND LICENSES

9.1

Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. This should not be interpreted as a relief of tenant’s responsibility to follow environmental laws and best practices so as not to impact the property by the use of the disclosed materials. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

EXHIBIT “F”

I (print name) ______________________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:
Name of Tenant

By:
Title:
Date:

EXHIBIT “F”

EXHIBIT “G”

Work Letter

This Work Letter is attached to and made a part of that certain Lease dated August 14 , 2019, between MENLO PREPI I, LLC, a Delaware limited liability company and TPI Investors 9, LLC, a California limited liability company, hereafter collectively referred to as Landlord, and ZAI LAB (US), LLC, a Delaware limited liability company, as Tenant, concerning the Premises consisting of approximately 18,707 rentable square feet in the building commonly known as 1440 O’Brien Drive, Suites A& C, Menlo Park, California.

In consideration of the mutual covenants contained below, Landlord and Tenant agree as follows:

1. Definitions. For purposes of this Work Letter, (i) capitalized terms not defined in this Work Letter but defined in the Lease shall have the same meaning ascribed to such terms in the Lease and (ii) other terms used in this Work Letter shall have the meaning ascribed to such term as set forth in this paragraph 1 or elsewhere in this Work Letter.

a. “Tenant Improvements” shall mean the work and improvements to be performed by Landlord as shown on the Construction Drawings. All such work shall be performed by Landlord at Tenant’s sole cost and expense, subject to reimbursement in the amount of the Tenant Improvement Allowance (as hereinafter defined).

b. “Construction Drawings” shall mean the approved plans and specifications for the Tenant Improvements (“Plans”).

c. [Intentionally omitted.]

d. “Substantially Completed” or “Substantial Completion” shall mean Landlord has completed the Tenant Improvements subject only to items which need correction or completion and are of a nature and degree as to typically appear on a construction project punch list (“Punch List Items”) and to a state of completion to allow Tenant to have unhindered access to the Premises to install its trade fixtures, furniture, equipment, cabling, telecommunications and similar alterations within the Premises, which installation shall be Tenant’s responsibility, at Tenant’s cost. Within five (5) business days after Substantial Completion, Landlord and Tenant shall perform a joint walk-through of the Premises and mutually and reasonably identify in a written statement executed by each of them (“Punch List”) the remaining Punch List Items. Landlord shall cause the Punch List Items to be corrected or completed as soon as reasonably possible.

2. Landlord’s Work. Except as provided in this Work Letter, the Premises shall be delivered to Tenant in its AS-IS condition. Landlord shall, at Landlord’s cost deliver the Building in “warm shell condition” (collectively, “Landlord’s Work”). “Warm shell condition” shall mean: (i) a Building lobby, elevator, equipment lift and restroom core; (ii) HVAC installed on roof with capacity of 1 ton/300 sf; (iii) electrical subpanel in each suite; (iv) exterior walls furred; (v) insulated roof; and (viii) lab waste/drain line to each suite.

EXHIBIT “G”

3. Design Process/Working Drawings

a. Architect and Contractor. Upon execution of the Lease, Landlord will retain the services of an architect (“Architect”) and a licensed general contractor (the “Contractor”) to build the Tenant Improvements in accordance with the Budget and the Construction Drawings.

b. Submission of Plans and Specifications. Landlord shall work with the Architect for the purpose of creating construction drawings and specifications for the Tenant Improvements. Tenant shall advise Landlord within five (5) days of receipt of Landlord’s proposed construction drawings and specifications under this Work Letter whether Tenant approves or disapproves such construction drawings and specifications. If Tenant reasonably disapproves Landlord’s construction drawings and specifications, or any portion thereof, Tenant shall, within a reasonable time, but in any event within the five (5) days, notify Landlord thereof and of the revisions which Tenant reasonably requires in order to obtain Tenant’s reasonable approval. If Tenant does not advise Landlord within such five (5) day period of its disapproval setting forth the basis of such disapproval in reasonable detail, such approval shall be deemed granted. As promptly as reasonably possible thereafter, Landlord shall request the Architect to submit to Tenant construction drawings and specifications incorporating the revisions reasonably requested by Tenant. All such revisions shall be subject to Tenant’s and Landlord’s approval (which shall not be unreasonably withheld) and such consent shall be withheld or granted by Tenant or Landlord (as the case may be) within five (5) days. If Tenant does not advise Landlord within such five (5) day period of its disapproval of the revisions, such approval shall be deemed granted. This process shall be repeated until Landlord and Tenant reasonably approve the constructing drawings and specifications. Notwithstanding the foregoing, if Landlord and Tenant are unable to approve the construction drawings and specifications on or before September 30, 2019, Landlord’s last version of such construction drawings and specifications shall be deemed approved. The final approved, or deemed approved, construction drawings and specifications shall be referred to as the “Plans”.

c. Budget. Landlord shall work with the Architect and Contractor for the purpose of creating a budget or the Tenant Improvements. Tenant shall advise Landlord within five (5) days of receipt of Landlord’s proposed budget under this Work Letter whether Tenant approves or disapproves such budget. If Tenant reasonably disapproves Landlord’s budget, or any portion thereof, Tenant shall, within a reasonable time, but in any event within the five (5) days, notify Landlord thereof and of the revisions which Tenant reasonably requires in order to obtain Tenant’s reasonable approval. If Tenant does not advise Landlord within such five (5) day period of its disapproval setting forth the basis of such disapproval in reasonable detail, such approval shall be deemed granted. As promptly as reasonably possible thereafter, Landlord shall revise the Budget incorporating the revisions reasonably requested by Tenant. All such revisions shall be subject to Tenant’s and Landlord’s approval (which shall not be unreasonably withheld) and such consent shall be withheld or granted by Tenant or Landlord (as the case may be) within five (5) days. If Tenant does not advise Landlord within such five (5) day period of its disapproval of the revisions, such approval shall be deemed granted. This process shall be repeated until Landlord and Tenant reasonably approve the budget. Notwithstanding the forgoing, if Landlord and Tenant are unable to approve the budget on or before September 30, 2019, Landlord’s last version of such budget shall be deemed approved. The final approved, or deemed approved, budget shall be referred to as the “Budget”.

EXHIBIT “G”

d. Commencement of Construction. At such time as all necessary governmental permits and other required approvals have been obtained by Landlord, Landlord shall commence construction of and, once commenced, shall diligently pursue the completion of the Tenant Improvements substantially in compliance with the Construction Drawings, the Budget and this Work Letter.

4. Tenant Improvement Allowance.

a. Provided that Tenant is not in default under the Lease or this Work Letter (following the expiration of all applicable notice and cure periods without cure), Landlord shall contribute $125/psf or Two Million Three Hundred Thirty-Eight Thousand Three Hundred Seventy-Five and 00/100ths Dollars ($2,338,375.00) (the “Tenant Improvement Allowance”) as set forth herein toward the cost of the Tenant Improvements. The Tenant Improvement Allowance shall be used to pay for the cost of (i) the Construction Drawings for the Tenant Improvements within the Premises, (ii) engineering required in connection with the performance of such work, (iii) all permit fees required by any administrative or governmental agency in connection with the performance of the Tenant Improvements or other costs expended in obtaining approvals and permits, (iv) actual contractor costs and charges for materials, supplies and labor, contractor’s profit, overhead and general conditions, (v) any other costs incurred in connection with the hard and soft costs of construction of the Tenant Improvements; provided, however, that no portion of the Tenant Improvement Allowance shall be used to pay for furniture, moving or Tenant’s trade fixtures, furniture, furnishings or equipment. Tenant shall be solely responsible for all costs of Tenant Improvements in excess of the Tenant Improvement Allowance (“Excess TI Costs”). Until the Budget is approved, Landlord shall pay all invoices coming due before the Budget is approved in connection with the Tenant Improvements (“Interim Construction Payments”). Once the Budget is approved, Tenant shall reimburse Landlord its proportionate share (in the proportion of the Excess TI Costs payable by Tenant to the Tenant Improvement Allowance payable by Landlord) of the Interim Construction Payments on a pari passu basis within fifteen (15) days of the first invoicing by Landlord, and thereafter, Tenant shall pay its proportion of the Excess TI Costs payable by Tenant to the Tenant Improvement Allowance payable by Landlord on a pari passu basis with Landlord as the costs become due, within fifteen (15) days of invoicing by Landlord. For clarity, Landlord shall not be required to pay any costs of the Tenant Improvements in excess of the Tenant Improvement Allowance and Tenant shall pay any costs of the Tenant Improvements in excess of the Tenant Improvement Allowance (once such Tenant Improvement Allowance is exhausted as set forth herein) within ten (10) days after written demand by Landlord accompanied by supporting materials including invoices.

5. Consents/Approvals/Representatives. Landlord has appointed Ron Krietemeyer, as its authorized representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter. Tenant hereby designates Peter Brams, as its authorized representative (“Tenant’s Representative”) with full power and authority to bind Tenant for all actions taken with regard to the Tenant Improvements. Except as otherwise provided in this Work Letter, within three (3) Business Days of receipt of any requested approval of any item or document, Landlord’s Representative shall approve or disapprove (with sufficient detail) any such request, unless the scope of Tenant’s request is such that Landlord’s Representative cannot, using commercially reasonable efforts, complete the required modifications within three (3) Business Days, in which case such three (3) Business Day period shall be extended for such period after Landlord receives the request as is reasonably necessary to respond to such request.

EXHIBIT “G”

6. Construction Management Fee. Landlord shall employ Tarlton Properties, Inc. as the construction manager for construction of the Tenant Improvements at a fee equal to four percent (4%) of hard construction costs (i.e., amounts paid to any general contractor, subcontractors, vendors and suppliers of labor and materials for the construction of the Tenant Improvements). Such construction management fee shall be a cost of the Tenant Improvements.

7. Miscellaneous. Tenant shall not be required to post any bond or other security for the performance of Tenant’s Improvements performed pursuant to this Work Letter. In the event of a conflict between the Lease (including the Work Letter) and the Construction Drawings, the Construction Drawings shall control.

8. Construction of the Tenant Improvements. All materials (as well as methods and processes) used in the performance of the Tenant Improvements shall be new and of good quality and conform to all reasonable standards of the Building. All of the Tenant Improvements shall be performed in a good and workmanlike manner and in accordance with any and all applicable codes, statutes, rules, regulations, ordinances and orders of any federal, state, county or municipal agency or other governmental body having jurisdiction over the Premises, and in substantial compliance with the Construction Drawings and Budget.

9. Tenant Delays. Any delay directly related to or arising from any interference by Tenant or its employees, agents or contractors with Landlord’s completion of the Tenant Improvement, or any default by Tenant under the Lease or failure to comply with the terms of this Work Letter which causes delay in construction of the Tenant Improvements shall constitute a “Tenant Delay”. Landlord shall give Tenant written notice of any claimed Tenant Delay within four (4) business days after the beginning of the delay, which notice includes a specific description of the claimed Tenant Delay. Should a Tenant Delay occur, Landlord shall not be responsible for such Tenant Delay, including without limitation, increased construction costs, increased general condition costs and other costs, the construction schedule and Tenant’s ability to conduct business or occupy the Premises.

10. Tenant Default. If Tenant is in default of the Lease (following the expiration of all applicable notice and cure periods without cure), at any time on or before the Substantial Completion of the Tenant Improvements, then in addition to all other rights and remedies granted to Landlord under the Lease, Landlord shall have the right to immediately cease all construction of the Tenant Improvements and all other obligations of Landlord under this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT “G”

EXHIBIT “H”

Form of Letter of Credit

[Insert Name and Address of Issuing Bank]

IRREVOCABLE LETTER OF CREDIT

Letter of Credit No. ______________________
Date:______________________, 20__

Ladies and Gentlemen:

At the request and for the account of [Name of Tenant] [Address of Tenant],we hereby establish our Irrevocable Letter of Credit in your favor in the amount of _____________Dollars ($______) available with us at our above office by payment of your draft(s) drawn on us at sight in the form of Exhibit H-l hereto with the instructions in brackets therein complied with accompanied by your signed and dated statement in the form of Exhibit H-2 hereto with the instructions in brackets therein complied with.

Each drawing must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such drawing. Partial and multiple drawings are permitted under this Letter of Credit.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit expires at our above office on __________________, 20___ but shall be automatically extended, without written amendment, to _________________ in each succeeding calendar year up to, but not beyond, ___________, 20___ unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice (the “Non-Renewal Expiration Date”), which Non-Renewal Expiration Date will be, __________________ 20__ or any subsequent _________ occurring before _________, 20__ and be at least sixty (60) calendar days after the date we send you such notice.

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the form attached hereto as Exhibit H-3 with the instructions in brackets therein complied with together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All commissions and charges in connection with this transfer are for the account of [Name of Tenant].

EXHIBIT “H”

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 revision), International Chamber of Commerce Publication No. 600, and engages us in accordance therewith.

Very truly yours,
[Insert name of issuing bank]

EXHIBIT “H”

EXHIBIT “H-1”

[Insert name of issuing bank]

Letter of Credit No.

[Insert name and address of issuing bank]

Attention:

DRAFT

Date of Draft: [insert date]

To the order of [insert Beneficiary Name], pay [insert amount of drawing in words] UNITED STATES DOLLARS (US. $ [insert amount of drawing in numbers]) at sight for value received under Letter of Credit No.__________________.

“Drawn under __________________ Letter of Credit __________________ No _______________ dated ____________, 20___.”

[Insert Beneficiary Name]

By: [insert typed or printed name]
Its: [insert title]

EXHIBIT “H-1”

EXHIBIT “H-2”

[Insert name of issuing bank]

Letter of Credit No.

[Insert name and address of issuing bank]

Attention: _________________________

Re: Letter of Credit No. ____________________

Ladies and Gentlemen:

1. The undersigned Beneficiary, [insert Beneficiary Name], is Landlord under that certain Office Lease dated ____________, 20 (“Lease”) with [Name of Tenant], as Tenant.

2. The undersigned Beneficiary is entitled to payment under the Office Lease in the amount of US$[insert amount of draft which accompanies this statement] (the “Draw Amount”) in accordance with the applicable provisions of the Office Lease (as the same may have been amended to date), which is the same amount as the Draft accompanying this Certificate and is less than or equal to the amount currently available under the Letter of Credit.

3. The individual executing this Certificate on behalf of Beneficiary is a duly authorized officer of Beneficiary.

Date: [Insert Date]	[Insert Beneficiary Name]

	By:	[insert typed or printed name]
	Its:	[insert title]

EXHIBIT “H-2”

EXHIBIT “H-3”

[Insert name of issuing bank]

Letter of Credit No.

Date: [insert date]

[Insert name and address of issuing bank]

Attention: _________________________

Subject: Your Letter of Credit No. ______________________

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[Insert Name of Transferee]

[Insert Address of Transferee]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us, right, title and interest under that certain Office Lease dated __________________, 20___ (as the same may have been amended to date), with [Name of Tenant], as Tenant.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this Transfer and of the terms and conditions of the Letter of Credit as transferred. All fees and charges in connection with this Transfer are for the account of [Name of Tenant].

Very truly yours,
[Insert Name of Beneficiary]

By:	[insert typed or printed name]
Its:	[insert title]
Signature of Transferor Guaranteed
[Insert Name of Bank]
By:	[insert signature]
Name: [insert typed or printed name]
Its:	[insert title]

EXHIBIT “H-3”

EXHIBIT “I”

Form of Non-Disturbance and Attornment Agreement

Record and return to:

Principal Real Estate Investors, LLC

801 Grand Avenue

Des Moines, IA 50392-1370

ATTN: Jill Lauckner

NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Loan 757406

THIS AGREEMENT, made and entered into as of the _____ day of ______________, 2019, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, with an address for purposes of notice at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450 (hereinafter called “Lender”) and ________________________________________________________________________ with its principal office at ________________________________________________________________ (hereinafter called “Lessee”);

WITNESSETH:

WHEREAS, Lessee has by a written lease dated _______________, as amended by ______________________________ (hereinafter called the “Lease” and the definition of “Lease” shall also include any future amendments or modifications specifically approved in writing by Lender), leased from the landlord named in the Lease (hereinafter called “Lessor”), all or part of certain real estate and improvements thereon located at ________________________________________, as more particularly described in Exhibit A attached hereto (the “Demised Premises”); and

WHEREAS, Lessor is encumbering (or has previously encumbered) the Demised Premises as security for a loan (the “Loan”) from Lender to Lessor (the “Mortgage”); and

WHEREAS, Lessee and Lender have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

EXHIBIT “I”

(1) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Lender shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee’s possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Lender. Lender further agrees not to join Lessee in any foreclosure proceeding except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this Agreement.

(2) After the receipt by Lessee of notice from Lender of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Lender or any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

(3) Lessee hereby agrees that if Lessee has the right to terminate the Lease or to claim a partial or total eviction, or to abate or reduce rent due to a Lessor default under the Lease, Lessee will not exercise such right until it has given written notice to Lender, and Lender has failed within thirty (30) days after both receipt of such notice and the date when it shall have become entitled to remedy the same, to commence to cure such default and thereafter diligently prosecute such cure to completion within ninety (90) days of Lender’s commencement to cure such default.

(4) Lessee agrees that if the Lease is terminated pursuant to the terms of the Lease, or otherwise, Lessee will remit any payments made in connection with such termination directly and immediately to Lender.

(5) In no event shall Lender be liable for: (a) the return of any security deposit provided to Lessor under the Lease unless said security deposit is actually received by Lender and then only pursuant to the terms of the Lease; (b) any act or omission of the Lessor; (c) any covenant of Lessor to undertake or complete the initial construction or installation of improvements on the Demised Premises; (d) any sums due Lessee under the Lease related to the costs of preparing, furnishing or moving into the Demised Premises (for example, a construction or tenant improvement allowance); or (e) any covenant of Lessor related to restrictive uses or exclusives which pertain to properties outside of the Demised Premises and which Lender could not reasonably comply with if it became Lessor under the Lease. Further, Lender shall not be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Lender’s obtaining title to the Demised Premises, it being understood that nothing in this clause shall be deemed to exclude Lender from responsibility for repairs and maintenance required of the Lessor under the Lease from and after the date Lender takes title to the Demised Premises, whether or not the need for such repairs or maintenance accrued before or after such date; provided, however, that in no event shall Lender be responsible for consequential damages resulting from the failure of Lessor to undertake such repairs and maintenance.

(6) This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of Lender and Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale or otherwise. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

EXHIBIT “I”

(7) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, this Agreement has been fully executed on the day and year first above written.

LESSEE:

Signature block here

Insert Notary Form

EXHIBIT “I”